UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-1/A

(Amendment # 15)

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

AMBER OPTOELECTRONICS INC.

(Exact name of registrant as specified in its charter)

Delaware

(State or other jurisdiction of incorporation or organization)

3663

(Primary Standard Industrial Classification Code Number)

(I.R.S. Employer Identification Number)

NA

2283 Argentia Road, Unit 10, Box 8 Mississauga ON L5N 5Z2, Canada

905-824-6200  Fax 647-435-5570

Address, including zip code, and telephone number,

including area code, of registrant’s principal executive offices)

Richard S. Lane, 200 East 71 Street, New York, NY 10021, 212-737-8454

(Name, address, including zip code, and telephone number,

including area code, of agent for service)

 (Approximate date of commencement of proposed sale to the public)

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of   1933 check the following box:  [X ]

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [  ]

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.

[   ]

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  [   ]

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b2 of the Exchange Act. [   ]

Large accelerated filer [   ]

Accelerated filer [   ]

Non-accelerated filer (Do not check if a smaller reporting company) [   ]

Smaller reporting company [ X ]

SEC 870 (02-08)

Persons who are to respond to the collection of information contained in this form are not required to respond unless the form displays a currently valid OMB control number.

Calculation of Registration Fee

Title of Each Class of Securities to be Registered	Amount to be Registered	Proposed Maximum Price Per Unit	Proposed Maximum Aggregate Price	Amount of Registration Fee
Total Common Shares $0.001 par value	14,278,850	$0.05	$713,942.50	$28.06

No exchange or over-the-counter market exists for our shares.  The offering price was established by management and does not reflect market value, assets or any established criteria of valuation.

REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(a) OF THE SECURITIES ACT OF 1933, OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON DATES AS THE COMMISSION, ACTING UNDER SAID SECTION 8(a), MAY DETERMINE.

PROSPECTUS

 14,278,850 Shares of Common Stock

Amber Optoelectronics, Inc.

State of Delaware Corporation

This prospectus relates to the sale by the selling stockholders identified in this prospectus of up to 14,278,850 shares of our common stock.

The selling stockholders may sell all or any portion of their shares at a fixed price of $0.05 per share until the shares are cleared for trading on the OTC market and thereafter at prevailing market prices or privately negotiated prices.

Although we will incur expenses in connection with the registration of the common stock, we will not receive any of the proceeds from the sale of the shares of common stock by the selling stockholders.

There is no quote on our common stock on any established trading market.  We cannot give you any assurance that an established trading market in our common stock will develop, or if such a market does develop, that it will continue.

Investing in our common stock involves a high degree of risk. See “Risk Factors” beginning on page 4 herein for a discussion of certain risk factors that you should consider. You should read the entire prospectus before making an investment decision.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the accuracy or adequacy of this prospectus. Any representation to the contrary is a criminal offence.

Table of Contents

PART 1

PROSPECTUS SUMMARY INFORMATION, RISK FACTORS AND RATIO OF EARNINGS TO FIXED CHARGES

Prospectus Summary

4

Forward Looking Statements

4

Risk Factors Related To Our Business

4

Risk Related to Ownership of our Common Stock

6

PENNY STOCK CONSIDERATION

6

Penny stocks are subject to specific regulations and caveats.

6

DILUTION

7

SELLING SECURITY HOLDERS

7

   Plan of Distribution

14

    Description of securities to be registered

15

Transfer Agent

15

    Shareholders

15

Dividends

15

INTERESTS OF NAMED EXPERTS AND COUNSEL

15

INFORMATION WITH RESPECT TO THE REGISTRANT

15

     History

15

BUSINESS OF THE ISSUER

16

The company’s technology

16

Recent Developments

17

    Plan of Operation

17

Reports to Security Holders

18

    Legal Proceedings

18

    MANAGEMENT'S DISCUSSION AND ANALYSIS OR PLAN OF OPERATION

18

    Twelve Months Ended December 31, 2007 and 2006

18

Results of Operations

18

Nine Months Ended September 30, 2008 and 2007

18

  EXECUTIVE COMPENSATION AND CORPORATE GOVERNANCE

                                20

Executive Compensation

20

Security Ownership of Management

21

     EXECUTIVE OFFICERS AND DIRECTORS

21

Security Ownership of Certain Beneficial Owners.

                22

Transactions with Related Person, Promoters and Certain Control Person

23

INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

23

AVAILABLE INFORMATION

23

DISCLOSURE OF COMMISSION POSITION ON INDEMNIFICATION FOR SECURITIES ACT LIABILITIES

23

PART II - INFORMATION NOT REQUIRED IN PROSPECTUS

24

Other Expenses Of Issuance And Distribution

24

Indemnification Of Directors And Officers

24

Recent Sales Of Unregistered Securities

24

CONSOLIDATED FINANCIAL STATEMENTS

25

   INDEPENDENT AUDITORS REPORT

25

AS OF DECEMBER 31, 2008

26

AS OF MARCH 31. 2009

                                                                                                                                37

UNDERTAKINGS

44

SIGNATURES

            44

EXHIBITS

3.1    CERTIFICATE OF INCORPORATION

45

3.2    BYLAWS OF THE COMPANY

46

5.1    OPINION OF COUNSEL

51

10.1  LICENSING RIGHTS

52

10.2  TERRITORY MODIFICATION

55

10.21  Territory Confirmation

56

10.3  VISIONARY INVESTMENT GROUP INC. – CONSULTANT’S AGREEMENT

57

10.4  INDEPENDENT AUDITORS CONSENT

58

PART I—INFORMATION REQUIRED IN PROSPECTUS

PROSPECTUS SUMMARY

THE FOLLOWING IS ONLY A SUMMARY OF THE INFORMATION, FINANCIAL STATEMENTS AND THE NOTES INCLUDED IN THIS PROSPECTUS. YOU SHOULD READ THE ENTIRE PROSPECTUS CAREFULLY, INCLUDING “RISK FACTORS” (Page 4) AND OUR FINANCIAL STATEMENTS AND THE NOTES TO THE FINANCIAL STATEMENTS BEFORE MAKING ANY INVESTMENT DECISION.

INVESTING IN THESE SECURITIES INVOLVES SIGNIFICANT RISKS.  SEE "RISK FACTORS" COMMENCING ON (Page 4) FOR DISCUSSION OF CERTAIN FACTORS THAT SHOULD BE CONSIDERED BY PROSPECTIVE INVESTORS,. THE COMMON SHARES BEING REGISTERED ARE NOT LISTED ON ANY NATIONAL SECURITIES MARKET.

NEITHER THE SECURITIES AND EXCHANGE COMMISSION AND STATE SECURITIES REGULATORS HAVE NOT APPROVED OR DISAPPROVED OF THESE SECURITIES OR DETERMINED IF THIS PROSPECTUS IS TRUTHFUL OR COMPLETE.  ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

FORWARD-LOOKING STATEMENTS

Some of the statements under the sections of this prospectus entitled “Prospectus Summary,” “Risk Factors,” “Use of Proceeds,” “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and “Business” and elsewhere in this prospectus contain forward-looking statements. In some cases, you can identify forward-looking statements by the following words: “may,” “will,” “could,” “would,” “should,” “expect,” “intend,” “plan,” “anticipate,” “believe,” “estimate,” “predict,” “project,” “potential,” “continue,” “ongoing” or the negative of these terms or other comparable terminology, although not all forward-looking statements contain these words. These statements involve known and unknown risks, uncertainties and other factors that may cause our actual results, levels of activity, performance or achievements to be materially different from the information expressed or implied by these forward-looking statements. Although we believe that we have a reasonable basis for each forward-looking statement contained in this prospectus, we caution you that these statements are based on a combination of facts and factors currently known by us and our projections of the future, about which we cannot be certain.

You should refer to the section of this prospectus entitled “Risk Factors” for a discussion of important factors that may cause our actual results to differ materially from those expressed or implied by our forward-looking statements. As a result of these, as well as other factors not presently known to us or that we currently consider immaterial, we cannot assure you that the forward-looking statements in this prospectus will prove to be accurate. Furthermore, if our forward-looking statements prove to be inaccurate, the inaccuracy may be material. In light of the significant uncertainties in these forward-looking statements, you should not regard these statements as a representation or warranty by us or any other person that we will achieve our objectives and plans in any specified time frame, or at all. We do not undertake to update any of the forward-looking statements after the date of this prospectus, except to the extent required by applicable securities laws.

RISK FACTORS

Risks Related to our Business

Fulfillment of customer purchase orders is significantly affected by current economic conditions.

Our company supplies many manufacturers of display products for the consumer marketplace. The demand for those products will increase or decrease according to available consumer disposable income. The unprecedented worldwide economic situation has significantly slowed consumer demand resulting in a substantial inventory of retail product in the marketplace. This situation has triggered a great many cancellations of our in-process purchase orders and has also stalled any contemplated future inventory purchases. It is not expected that this situation will improve in the short term.

Our client base has been greatly affected by the current economic situation resulting in a significant slowing of demand for our products.

Due to the recent downturn in the global economy, many of our customers are experiencing a tightening of available credit by the banking industry regarding inventory purchases. The situation has forced many of our customers to withdraw their intended purchases resulting in the cancellation of many of our in-process purchase orders.

We have a limited operating history for you to evaluate our business. We may never attain profitability.

We have been engaged in our line of business since late 2006 early 2007 only. Our proposed operations are therefore subject to all of the risks inherent in light of the expenses, difficulties, complications and delays frequently encountered in connection with the formation of any new business, as well as those risks that are specific to the manufacture of our products. Investors should evaluate us in light of the delays, expenses, problems and uncertainties frequently encountered by companies developing markets for new products, services and technologies.  We may never overcome these obstacles.

Our business is speculative and dependent upon the implementation of our business plan and our ability to market our products to third parties on terms that will be commercially viable for us.

The markets for our products are highly competitive, and our inability to compete with other manufacturers in the wire and cable industry could harm our net sales and profitability.

The market for back light technology is highly competitive. Accordingly, we are subject to competition in many of our markets primarily on the basis of price. We must also be competitive in terms of quality, availability, payment terms and customer service. We are facing increased competition from products manufactured in many countries that in many cases are comparable in terms of quality but are offered at lower prices. Unless we can produce our products at competitive prices or purchase comparable products from sources on favourable terms, we may experience a decrease in our net sales and profitability. Some of our competitors have greater resources, financial and otherwise, than we do and may be better positioned to invest in manufacturing and supply chain efficiencies and product development. We may not be able to compete successfully with our existing competitors or with new competitors.

Our customers use our products as components in their own products or in projects undertaken for their customers. Our ability to sell our products is largely dependent on general economic conditions of the markets that we serve, and if these markets become weaker, we would suffer decreased sales and net income.

A decline in the retail marketplace will or could established a trend towards non-inventory purchases in the consumer products wholesale division at least as it pertains to flat screen televisions and other electronic screen production. If the global banking industry reverses its lending practices, consumer purchasing declines, these factors combined will affect our business planning moving forward. Our company, as it is organized, can sustain itself due to low overheads and production costs. We will experience a significant lowering of orders from our customer base.

Growth through acquisitions is a significant part of our strategy and we may not be able to successfully identify, finance or integrate acquisitions in order to grow our business.

Growth through acquisitions will be, a significant part of our strategy. We continually evaluate possible acquisition candidates. We may not be successful in identifying, financing and closing acquisitions on favourable terms. Potential acquisitions may require us to obtain additional financing or issue additional equity securities or securities convertible into equity securities, and any such financing and issuance of equity may not be available on terms acceptable to us or at all. If we finance acquisitions by issuing equity securities or securities convertible into equity securities, our existing shareholders could be diluted, which, in turn, could adversely affect the market price of our stock. If we finance an acquisition with debt, it could result in higher leverage and interest costs. Further, we may not be successful in integrating any such acquisitions that are completed. Integration of any such acquisitions may require substantial management, financial and other resources and may pose risks with respect to production, customer service and market share of existing operations. In addition, we may acquire businesses that are subject to technological or competitive risks, and we may not be able to realize the benefits expected from such acquisitions.

We may be unable to obtain additional capital that we will require to implement our business plan, which could restrict our ability to grow.

We expect that our current capital and our other existing resources will be sufficient only to provide a limited amount of working capital, and the revenues generated from sale of our products alone may not be sufficient to fund our operations or planned growth.  We will likely require additional capital to continue to operate our business beyond the initial phase of our current operations, and to further expand our business.  We may be unable to obtain additional capital required.  Furthermore, inability to maintain capital may damage our reputation and credibility with industry participants. Our inability to raise additional funds when required may have a negative impact on our operations and financial results.

Future acquisitions and future development, production and marketing activities, as well as our administrative requirements (such as salaries and general overhead expenses, as well as legal compliance costs and accounting expenses) will require a substantial amount of additional capital and cash flow.

We plan to pursue sources of additional capital through various financing transactions or arrangements, including joint venturing of projects, debt financing, equity financing or other means.  We may not be successful in locating suitable financing transactions in the time period required or at all, and we may not obtain the capital we require by other means.  If we do not succeed in raising additional capital, the capital received through this offering may not be sufficient to fund our operations going forward without obtaining additional capital financing.

Any additional capital raised through the sale of equity may dilute your ownership percentage.  This could also result in a decrease in the fair market value of our equity securities because our assets would be owned by a larger pool of outstanding equity.  The terms of securities we issue in future capital transactions may be more favourable to our new investors, and may include preferences, superior voting rights and the issuance of warrants or other derivative securities, and issuances of incentive awards under equity employee incentive plans, which may have a further dilative effect.

Our ability to obtain needed financing may be impaired by such factors as the capital markets (both generally and in the back light module for the computer or television industry in particular), our status as a relatively new enterprise with a limited demonstrated operating history, and/or the loss of key management.  If the amount of capital we are able to raise from financing activities, together with our revenues from operations, is not sufficient to satisfy our capital needs (even to the extent that we reduce our operations), we may be required to cease our operations.

We may incur substantial costs in pursuing future capital financing, including investment banking fees, legal fees, accounting fees, securities law compliance fees, printing and distribution expenses and other costs.  We may also be required to recognize non-cash expenses in connection with certain securities we may issue, such as convertible notes and warrants, which may adversely impact our financial condition.

We may not be able to effectively manage our growth, which may harm our profitability.

Our strategy envisions expanding our business.  If we fail to effectively manage our growth, our financial results could be adversely affected.  Growth may place a strain on our management systems and resources.  We must continue to refine and expand our business development capabilities, our systems and processes and our access to financing sources.  As we grow, we must continue to hire, train, supervise and manage new employees.  We cannot assure you that we will be able to do so. If we are unable to manage our growth, our operations and our financial results could be adversely affected by inefficiency, which could diminish our profitability

Risk Related to the Ownership of our Common Stock

YOU SHOULD CAREFULLY CONSIDER THE RISKS DESCRIBED BELOW IN ADDITION TO THE OTHER INFORMATION IN THIS PROSPECTUS BEFORE MAKING AN INVESTMENT DECISION.  INVESTMENT IN THE SECURITIES OFFERED HERE INVOLVES CERTAIN RISKS AND IS SUITABLE ONLY FOR INVESTORS WHO CAN AFFORD A COMPLETE LOSS OF THEIR INVESTMENT.

As of the date of this registration statement, there is no public market for our common stock. There can be no assurance that a meaningful trading market will develop. We make no representation about the value of our common stock. Following this offering, the market price for our common stock may be volatile depending on various factors, including the general economy, stock market conditions and announcements by us or our competitors, fluctuations in our operating results or for undeterminable reasons. There can be no assurance that an active trading market will develop after the offering or, if developed, that it will be sustained and you may lose all or part of your investment.

Once this prospectus becomes effective and a market is established, the price of the shares will be determined therein.  The price bears no relation to our book value, net worth, assets or any other financial criteria.  In no event should the offering price be regarded as an indicator of any future market price of our securities. You may lose all or part of your investment if the offering price is higher than the future market price of our shares.

FUTURE SALES BY EXISTING STOCKHOLDERS COULD DEPRESS THE MARKET PRICE OF OUR COMMON STOCK.

If any of our stockholders sell a large number of our common stock, the market price of the common stock could decline significantly.  Further, the perception in the public market that our existing stockholders might sell their shares of common stock could depress the market price of the common stock.  The maximum number of shares the selling shareholders may potentially sell is 14,278,850.

OUR COMMON STOCK MAY BE AFFECTED BY LIMITED TRADING VOLUME AND MAY FLUCTUATE SIGNIFICANTLY.

Prior to this registration there was no public market for our common stock and there can be no assurance that an active trading market for our common stock will develop. As a result, this could adversely affect our shareholders' ability to sell our common stock in short time periods, or possibly at all. Our common stock could experience, and is likely to experience in the future, significant price and volume fluctuations which could adversely affect the market price of our common stock without regard to our operating performance.  In addition, we believe that factors such as quarterly fluctuations in our financial results and changes in the overall economy or the condition of the financial markets could cause the price of our common stock to fluctuate substantially.

WE WILL NOT PAY DIVIDENDS IN THE FORESEEABLE FUTURE.

We have never declared or paid any cash dividends on our common stock.  For the foreseeable future, we intend to retain any earnings to finance the development and expansion of our business, and we do not anticipate paying any cash dividends on our common stock.  Any future determination to pay dividends will be at the discretion of the board of directors and will be dependent upon then existing conditions, including our financial condition and results of operations, capital requirements, contractual restrictions, business prospects, and other factors that the board of directors considers relevant.

PENNY STOCK CONSIDERATIONS

Our shares will be "penny stocks" as that term is generally defined in the Securities Exchange Act of 1934 to mean equity securities with a price of less than $5.00.  Our shares thus will be subject to rules that impose sales practice and disclosure requirements on broker-dealers who engage in certain transactions involving a penny stock. Under the penny stock regulations, a broker-dealer selling a penny stock to anyone other than an established customer or accredited investor must make a special suitability determination regarding the purchaser and must receive the purchaser's written consent to the transaction prior to the sale, unless the broker-dealer is otherwise exempt.  Generally, an individual with a net worth in excess of $1,000,000 or annual income exceeding $100,000 individually or $300,000 together with his or her spouse is considered an accredited investor.  In addition, under the penny stock regulations the broker-dealer is required to deliver, prior to any transaction involving a penny stock, a disclosure schedule prepared by the Securities and Exchange Commissions relating to the penny stock market, unless the broker-dealer or the transaction is otherwise exempt.

Disclose commissions payable to the broker-dealer and our registered representatives and current bid and offer quotations for the securities.  Send monthly statements disclosing recent price information pertaining to the penny stock held in a customer's account, the account's value and information regarding the limited market in penny stocks; and make a special written determination that the penny stock is a suitable investment for the purchaser and receive the purchaser's written agreement to the transaction, prior to conducting any penny stock transaction in the customer's account.

Because of these regulations, broker-dealers may encounter difficulties in their attempt to sell shares of our common stock, which may affect the ability of selling shareholders or other holders to sell their shares in the secondary market and have the effect of reducing the level of trading activity in the secondary market.  These additional sales practice and disclosure requirements could impede the sale of our securities, if our securities become publicly traded.  In addition, the liquidity for our securities may be decreased, with a corresponding decrease in the price of our securities.  Our shares in all probability will be subject to such penny stock rules and our shareholders will, in all likelihood, find it difficult to sell their securities.

PENNY STOCKS ARE SUBJECT TO SPECIFIC REGULATIONS AND CAVEATS.

We are not listed on any exchange at this time. If we become listed, our stock  may be deemed to be a "penny  stock"  which are  subject  to  various regulations  involving  certain  disclosures  to be  given  to you  prior to the purchase of any penny stock.  These disclosures require you to acknowledge that you understand the risks associated with buying penny stocks and that you can absorb the entire loss of your investment. Penny stocks are low price securities that do not have a very high trading volume.  Because of this, the price is likely to be volatile and you may not be able to buy or sell the shares when you want.

Dilution

Dilution represents the difference between the offering price and the net tangible book value per share immediately after completion of this offering. Net tangible book value is the amount that results from subtracting total liabilities and intangible assets from total assets. Dilution arises mainly as a result of our arbitrary determination of the offering price of the shares being offered. Dilution of the value of the shares you purchase is also a result of the lower book value of the shares held by our existing shareholders

.

Selling Security Holders

The issuer is registering 14,278,850 shares of outstanding common stock held by non related or affiliated shareholders.

In an agreement entered into in December 2006 the 418 un-certificated, book-entry interest in Kerrie Acquisition Corp. exchanged shares with Amber Optoelectronic, Inc. for each share of record held and a conforming Form D Registration was filed with the Securities and Exchange Commission on January 19, 2007.

The selling shareholders may elect to sell their shares at the fixed price of $0.05 per share until the shares are quoted on the OTC Bulletin Board and thereafter at prevailing market prices or privately negotiated prices.

Of the 14,278,850 Common Shares  held by shareholders of Amber  None of the current shareholders are underwriters, brokers or affiliated with a brokers or underwriters, nor are any of the shareholders acting as a conduit for the issuer, or acting as an underwriter selling on behalf  of the issuer

When and if any of the shareholders elect to sell their shares, the proceeds received from such sale will be for the benefit of the selling stockholder, and not for the benefit of the issuer.

Name	Position/Material Relationship within last 3 years	Title of class	Amount Owned Before Offering	Amount to be offered	Percent owned After offering
Altenburg Joseph E	Stockholder	Common	100	100	0
Altman M	Stockholder	Common	100	100	0
Anis Rose	Stockholder	Common	1000	1000	0
Ashton Sandra	Stockholder	Common	100	100	0
Badger Thomas	Stockholder	Common	100	100	0
Baine Gordon	Stockholder	Common	100	100	0
Baldwin Shirley	Stockholder	Common	1,545	1,545	0
Barber Ray E	Stockholder	Common	200	200	0
Barcus Kelly	Stockholder	Common	100	100	0
Barnhoorn Daniel	Stockholder	Common	100	100	0
Bartz Kurt	Stockholder	Common	100	100	0
Bean Stefan J	Stockholder	Common	100	100	0
Becker Stanley	Stockholder	Common	100	100	0
Belmont Management	Stockholder	Common	447,986	447,986	0
Belosi Madelyn	Stockholder	Common	100	100	0
Berardi Mildred T	Stockholder	Common	100	100	0
Bergan Patricia	Stockholder	Common	100	100	0
Bertin Fulda	Stockholder	Common	100	100	0
Berzanski Rochel	Stockholder	Common	1000	1000	0
Bethesda Church	Stockholder	Common	500	500	0
Biamonte Joseph P	Stockholder	Common	100	100	0
Birnbaum Jay B	Stockholder	Common	100	100	0
Bischoping Frank	Stockholder	Common	100	100	0
Blakely James R	Stockholder	Common	100	100	0
Blessing Melvin J	Stockholder	Common	100	100	0
Bluestone Murry	Stockholder	Common	100	100	0
Blythers Elizabeth	Stockholder	Common	100	100	0
Bocchino A. Charles	Stockholder	Common	100	100	0
Bodenberg Thomas	Stockholder	Common	100	100	0
Bolafashola J/T Lisa	Stockholder	Common	1000	1000	0
Bonacci Sam	Stockholder	Common	100	100	0
Boorady Cynthia	Stockholder	Common	100	100	0
Boorady Fredrick A	Stockholder	Common	200	200	0
Boorady Peter A	Stockholder	Common	100	100	0
Boorady Mark A	Stockholder	Common	200	200	0
Boorady Marilyn A	Stockholder	Common	100	100	0
Boorady Barbara A	Stockholder	Common	100	100	0
Boorady Edward F	Stockholder	Common	100	100	0
Borrelli Marie E	Stockholder	Common	100	100	0
Borelli Joseph F	Stockholder	Common	100	100	0
Borresen Eric	Stockholder	Common	100	100	0
Bousman Neil	Stockholder	Common	100	100	0
Bozinocich Peter M	Stockholder	Common	100	100	0
Branquinho G	Stockholder	Common	550,000	550,000	0
Branquinho Edwardo	Stockholder	Common	500,000	500,000	0
Branquinho Joelma	Stockholder	Common	490,000	490,000	0
Brasil Gustavo	Stockholder	Common	450,000	450,000	0
Brasil Luiz O	Stockholder	Common	650,000	650,000	0
Brasil Luiz	Stockholder	Common	450,000	450,000	0
Brasil Wayne	Stockholder	Common	550,000	550,000	0
Brewer Melvin C	Stockholder	Common	100	100	0
Brown Raymond	Stockholder	Common	100	100	0
Bruce Calvin	Stockholder	Common	100	100	0
Bruno Joseph	Stockholder	Common	100	100	0
Buck Charles W	Stockholder	Common	100	100	0
Buehlman John R	Stockholder	Common	100	100	0
Burgio John	Stockholder	Common	100	100	0
Burgio Salvatore A	Stockholder	Common	100	100	0
Caccard Ruth	Stockholder	Common	100	100	0
Callahan Thomas	Stockholder	Common	100	100	0
Cantin Marian	Stockholder	Common	100	100	0
Cantin Ruth M	Stockholder	Common	100	100	0
Caramagno Dominic	Stockholder	Common	100	100	0
Caricato Michael A	Stockholder	Common	100	100	0
Carrigan WilliamA	Stockholder	Common	100	100	0
Carter Theresa	Stockholder	Common	100	100	0
Castiglione Joseph	Stockholder	Common	100	100	0
Catizone Pat	Stockholder	Common	100	100	0
Cesare Jr Albert	Stockholder	Common	100	100	0

Chabad Lubavitck	Stockholder	Common	4,935	4,935	0
Chang Hsiu-Chin	Stockholder	Common	60,000	60,000	0
Chang Chin-lin	Stockholder	Common	10,000	10,000	0
Chang I-Min	Stockholder	Common	450,000	450,000	0
Chapman Steven	Stockholder	Common	500	500	0
Chen Daniel	Stockholder	Common	11,000	11,000	0
Chrapla Michael L	Stockholder	Common	100	100	0
Christian Kennith W	Stockholder	Common	100	100	0
Cifelli Josph	Stockholder	Common	100	100	0
Cimino Josph Connie	Stockholder	Common	100	100	0
Colavecchia Joseph	Stockholder	Common	100	100	0
Cole Terri	Stockholder	Common	100	100	0
Comotti Elmo	Stockholder	Common	100	100	0
Conner Kennith	Stockholder	Common	100	100	0
Constant Roger	Stockholder	Common	100	100	0
Conte Helen	Stockholder	Common	100	100	0
Coons Bernard	Stockholder	Common	1,545	1,545	0
Cooper Dr, G B. & Betty	Stockholder	Common	100	100	0
Cornell Larry	Stockholder	Common	100	100	0
Crippen Mary Louise	Stockholder	Common	100	100	0
Curtis Franklin	Stockholder	Common	100	100	0
Cuva Anthony L	Stockholder	Common	100	100	0
Cuylear Chare-les	Stockholder	Common	200	200	0
Cuyler Isreal	Stockholder	Common	200	200	0
Cyrill Frank & Earlene	Stockholder	Common	100	100	0
Czajowski Jan & Loda	Stockholder	Common	100	100	0
Czop Joseph	Stockholder	Common	100	100	0
DeLaporte Henert	Stockholder	Common	100	100	0
Depodesta M,	Stockholder	Common	680,000	680,000	0
Derimiggio John	Stockholder	Common	100	100	0
Diamond Michael	Stockholder	Common	71,900	71,900	0
Diamond Jessica	Stockholder	Common	27,717	27,717	0
Diamond Mihalia	Stockholder	Common	27,717	27,717	0
Diamond Morris	Stockholder	Common	500,000	500,000	0
Dicarlo Joseph	Stockholder	Common	100	100	0
Dicarlo Joseph	Stockholder	Common	100	100	0
Dicarlo Joseph	Stockholder	Common	100	100	0
Dicker Henery -Rochelle	Stockholder	Common	100	100	0
Ding Yong Ling	Stockholder	Common	450,000	450,000	0
Do Vallelawall Claudine	Stockholder	Common	460,800	460,800	0
Dobaj Raymond	Stockholder	Common	100	100	0
Donlan David & Ruth	Stockholder	Common	100	100	0
Donna Garry H	Stockholder	Common	100	100	0
Donohue SR. Jamees	Stockholder	Common	100	100	0
Dreyer Jeanette	Stockholder	Common	100	100	0
Dudkowski Joseph	Stockholder	Common	100	100	0
Dupree Collen	Stockholder	Common	100	100	0
Dye Robert C	Stockholder	Common	100	100	0
Dzieciuchowski Eugene	Stockholder	Common	100	100	0
Eisenstadt Arnold	Stockholder	Common	100	100	0
Elardo Cust. Vincent F	Stockholder	Common	100	100	0
Elliott Stephen N	Stockholder	Common	100	100	0
Everhart Gerald W	Stockholder	Common	100	100	0
Fang Hsieh Hsueh	Stockholder	Common	24,000	24,000	0
Felton Thomas	Stockholder	Common	100	100	0
Fen Yong-Lee	Stockholder	Common	400,000	400,000	0
Fingland Jr. Thomas h	Stockholder	Common	100	100	0
Flanigan James P	Stockholder	Common	100	100	0
Florence Digioia	Stockholder	Common	100	100	0
Fox Joseph A	Stockholder	Common	100	100	0
Franka C	Stockholder	Common	545,000	545,000	0
Franchell Raymond	Stockholder	Common	100	100	0
Frentsos George	Stockholder	Common	100	100	0
G, Evans Young Ltd,	Stockholder	Common	100	100	0
Gamboain Michael	Stockholder	Common	100	100	0
Gates John	Stockholder	Common	100	100	0
Gattelaro Joseph	Stockholder	Common	100	100	0
Gee Dawn M	Stockholder	Common	100	100	0
Gelewski Paul	Stockholder	Common	100	100	0
Genazzio Adam & Betty	Stockholder	Common	100	100	0
Genazzio Adam	Stockholder	Common	100	100	0
Gentry Alice	Stockholder	Common	100	100	0
Gerlach Chester & Mary	Stockholder	Common	100	100	0

Gesauldo Ralph	Stockholder	Common	100	100	0
Giangrelo Carmela	Stockholder	Common	100	100	0
Giardina Carolina	Stockholder	Common	100	100	0
Gibson Phylis Joan	Stockholder	Common	100	100	0
Gibson Charles	Stockholder	Common	100	100	0
Gibson Charles	Stockholder	Common	100	100	0
Giehrl Geoge	Stockholder	Common	100	100	0
Gilliam Robert	Stockholder	Common	600,000	600,000	0
Gilly John & Vickie	Stockholder	Common	100	100	0
Gold David	Stockholder	Common	100	100	0
Golder Douglas	Stockholder	Common	100	100	0
Goldey John S	Stockholder	Common	100	100	0
Goldstein Robert	Stockholder	Common	100	100	0
Good Edwin M	Stockholder	Common	100	100	0
Goodwinn Christine	Stockholder	Common	100	100	0
Gorlewinski Alois	Stockholder	Common	100	100	0
Green Melvin A	Stockholder	Common	100	100	0
Grundniewski Jerome	Stockholder	Common	100	100	0
Gryglewicz Jerome	Stockholder	Common	100	100	0
Guo Jun-Hong	Stockholder	Common	500,000	500,000	0
Guo Yin-Yuan	Stockholder	Common	10,000	10,000	0
Hall Donald S	Stockholder	Common	100	100	0
Hall Judith	Stockholder	Common	100	100	0
Halloway Michael	Stockholder	Common	100	100	0
Hamburg Ruth	Stockholder	Common	100	100	0
Haralambides Alexander	Stockholder	Common	100	100	0
Hasbrook Daniel T	Stockholder	Common	100	100	0
Hassos Kleonikee M	Stockholder	Common	100	100	0
Haymes Adeline	Stockholder	Common	100	100	0
Heap Harold W	Stockholder	Common	100	100	0
Hebberd Harry A	Stockholder	Common	100	100	0
Heckman Robert	Stockholder	Common	100	100	0
Heekin Stephan P	Stockholder	Common	100	100	0
Heiner 111 Earl W	Stockholder	Common	1,700	1,700	0
Heininger Rosemary	Stockholder	Common	100	100	0
Helmar Larry	Stockholder	Common	100	100	0
Henck Thomas & Harriet	Stockholder	Common	100	100	0
Henderson Jr George	Stockholder	Common	100	100	0
Hennessey James	Stockholder	Common	100	100	0
Hernandez James	Stockholder	Common	500	500	0
Hill Dennis	Stockholder	Common	100	100	0
Hilliard Hal Victor	Stockholder	Common	100	100	0
Hirsto Patsy C	Stockholder	Common	100	100	0
Hodge Joe D	Stockholder	Common	100	100	0
Hoffman Rodger & Mary	Stockholder	Common	100	100	0
Hoffman Walter	Stockholder	Common	100	100	0
Hoffman Walter	Stockholder	Common	100	100	0
Hoover Wayne	Stockholder	Common	100	100	0
Hoston Ronald+Jennie	Stockholder	Common	100	100	0
Howard Preston Q	Stockholder	Common	100	100	0
Hsich Hsuch-Fang	Stockholder	Common	100	100	0
Huber James W	Stockholder	Common	100	100	0
Hung Pang-Cheng	Stockholder	Common	100	100	0
Hunt James Edgar	Stockholder	Common	100	100	0
Ide Curtis	Stockholder	Common	100	100	0
Ivanic William J	Stockholder	Common	100	100	0
JablonskiZygmunt	Stockholder	Common	100	100	0
Jackman William	Stockholder	Common	100	100	0
Janiski J	Stockholder	Common	510.000	510.000	0
Jasewski Hella T	Stockholder	Common	100	100	0
Jeffries Quinton R	Stockholder	Common	100	100	0
Jefkins Nettie	Stockholder	Common	100	100	0
Jenczka Richard R	Stockholder	Common	100	100	0
Johnson Warren D	Stockholder	Common	100	100	0
Jones Richard	Stockholder	Common	100	100	0
Jones Frank C	Stockholder	Common	100	100	0
Kao Chien	Stockholder	Common	100	100	0
Kasmeric S	Stockholder	Common	495,000	495,000	0
Kempf Dale F	Stockholder	Common	100	100	0
Kennard Norman James	Stockholder	Common	100	100	0
Khalid Jamal	Stockholder	Common	100	100	0
Khalid Jamal	Stockholder	Common	100	100	0
Kich Frederick	Stockholder	Common	100	100	0

Kinczel Mickhael	Stockholder	Common	100	100	0
King Warren	Stockholder	Common	100	100	0
Klapp Brunhilda R	Stockholder	Common	100	100	0
Kohn Donald	Stockholder	Common	100	100	0
Komisar Jerry	Stockholder	Common	100	100	0
Koo Phan Nhi	Stockholder	Common	33,000	33,000	0
Korkue William+Nellie	Stockholder	Common	100	100	0
Kozak Antonin	Stockholder	Common	100	100	0
Kraisinger Regis	Stockholder	Common	100	100	0
Kuhn Margaret S	Stockholder	Common	100	100	0
Kurgan Paul	Stockholder	Common	100	100	0
Lamorte Patsy	Stockholder	Common	100	100	0
Lachman Sol & Rachael	Stockholder	Common	100	100	0
Lambert Alan & Deece	Stockholder	Common	100	100	0
Lamendola Louis P	Stockholder	Common	100	100	0
Landi John & Mary	Stockholder	Common	100	100	0
Landsman William	Stockholder	Common	100	100	0
Laux David F	Stockholder	Common	100	100	0
Lawall Maria	Stockholder	Common	525,000	525,000	0
Lawall Maria	Stockholder	Common	525,849	525,849	0
Lee Chow-Fen	Stockholder	Common	100	100	0
Lenardo Mary	Stockholder	Common	100	100	0
Lenox Frank T	Stockholder	Common	100	100	0
Leone James	Stockholder	Common	100	100	0
Lesinski Lora	Stockholder	Common	500	500	0
Lesinski Paul & Barbara	Stockholder	Common	100	100	0
Lettau Sophia	Stockholder	Common	100	100	0
Levine Charles J	Stockholder	Common	100	100	0
Lewis Richard	Stockholder	Common	100	100	0
Li-Li Chan	Stockholder	Common	11,000	11,000	0
Lin Pen-Lee	Stockholder	Common	550,000	550,000	0
Lin Robert	Stockholder	Common	11,000	11,000	0
Lin Chi-Long	Stockholder	Common	450,000	450,000	0
Little Laura	Stockholder	Common	100	100	0
Lowenhaupt Robert	Stockholder	Common	100	100	0
Lubanski Andrew	Stockholder	Common	100	100	0
Lubanski Andrew,	Stockholder	Common	100	100	0
Ludwig Robert	Stockholder	Common	100	100	0
Luke Paul R	Stockholder	Common	100	100	0
Luttinger Bernardine	Stockholder	Common	100	100	0
Luxenberg Amy D	Stockholder	Common	27,717	27,717	0
Luxenberg Stephany	Stockholder	Common	27,717	27,717	0
Luxenberg Sunneza	Stockholder	Common	71,900	71,900	0
Mandeville Olga	Stockholder	Common	100	100	0
Marino Jenna M	Stockholder	Common	100	100	0
Marino Robert R	Stockholder	Common	200	200	0
Marsh Philip	Stockholder	Common	100	100	0
Marshall Richard E	Stockholder	Common	100	100	0
Marshall Akemi	Stockholder	Common	100	100	0
Marszaikowski Henry	Stockholder	Common	100	100	0
Mason Ben	Stockholder	Common	100	100	0
Matroniano Salvatore	Stockholder	Common	100	100	0
Maus Richard	Stockholder	Common	100	100	0
Mazzo Louis & Isabelle	Stockholder	Common	100	100	0
McDonald Evelyn D	Stockholder	Common	100	100	0
McCalley Thomas	Stockholder	Common	100	100	0
McCartney James I	Stockholder	Common	100	100	0
McClenathan Robert	Stockholder	Common	100	100	0
McGinley Michael	Stockholder	Common	100	100	0
McGinnis George	Stockholder	Common	100	100	0
McKean CountyA,Horp,	Stockholder	Common	100	100	0
McLaughlin Thomas	Stockholder	Common	100	100	0
Mellander Charles	Stockholder	Common	100	100	0
Melzer Ira J	Stockholder	Common	100	100	0
Merzel Rose	Stockholder	Common	3,000	3,000	0
Merzel Beverley	Stockholder	Common	500	500	0
Merzel Bernard	Stockholder	Common	500	500	0
Merzel Moishe	Stockholder	Common	1,500	1,500	0
Metz Horace+Margaret	Stockholder	Common	100	100	0
Meyer Warren C	Stockholder	Common	100	100	0
Meyer Esther	Stockholder	Common	1,000	1,000	0
Micsinay Louis	Stockholder	Common	100	100	0
Miller Jerome	Stockholder	Common	100	100	0

Miller Kevin L	Stockholder	Common	100	100	0
Miller Dan	Stockholder	Common	100	100	0
Mills Carole	Stockholder	Common	100	100	0
Minoque Thomas	Stockholder	Common	100	100	0
Minucci Vincent	Stockholder	Common	100	100	0
MKM Investors	Stockholder	Common	500	500	0
Molnar Marie P	Stockholder	Common	100	100	0
Moore Kathleen	Stockholder	Common	100	100	0
Morrissey Stephen	Stockholder	Common	300	300	0
Mountain Isabel M	Stockholder	Common	100	100	0
Murphy Harold F	Stockholder	Common	100	100	0
Myers Barb Boorady	Stockholder	Common	100	100	0
Nacca Joe	Stockholder	Common	100	100	0
Napiorkowski Witold	Stockholder	Common	100	100	0
Neuberger Isobel	Stockholder	Common	100	100	0
Newell Ricard	Stockholder	Common	100	100	0
Nugent Raymond H	Stockholder	Common	100	100	0
Oestreich Alan E	Stockholder	Common	100	100	0
Olczak Walter	Stockholder	Common	100	100	0
O’Neill Thomas W	Stockholder	Common	100	100	0
Orbaker Roland /o Gary	Stockholder	Common	100	100	0
Orbaker Roland R	Stockholder	Common	100	100	0
Orlen Arnold	Stockholder	Common	100	100	0
Palermo Donald	Stockholder	Common	100	100	0
Paomessa Louis J	Stockholder	Common	100	100	0
Parrillo Frank& Jean	Stockholder	Common	100	100	0
Parrish Harold	Stockholder	Common	100	100	0
Paulo Jose	Stockholder	Common	570,000	570,000	0
Paulus Audrey & Peter	Stockholder	Common	100	100	0
Pawlowicz Withold	Stockholder	Common	100	100	0
PDQ Enterprises	Stockholder	Common	100	100	0
Perry Stephen D	Stockholder	Common	100	100	0
Perry David	Stockholder	Common	100	100	0
Pesce Rocco & Elizabeth	Stockholder	Common	100	100	0
Petranto Samuel	Stockholder	Common	100	100	0
Petsos Eitsa	Stockholder	Common	100	100	0
PhelpsB ruce B	Stockholder	Common	100	100	0
Phillips Richard	Stockholder	Common	100	100	0
Pierce Molly	Stockholder	Common	1,545	1,545	0
Pikuzinski Edmund	Stockholder	Common	100	100	0
Pisciotto Martin	Stockholder	Common	100	100	0
Placide Grace	Stockholder	Common	100	100	0
Poetker Robert	Stockholder	Common	100	100	0
Pokorak Joseph	Stockholder	Common	100	100	0
Potter Barbara	Stockholder	Common	100	100	0
Przepasniak Walter	Stockholder	Common	100	100	0
Pulver William	Stockholder	Common	100	100	0
Quirk Victoria + Joseph	Stockholder	Common	100	100	0
QuirK Timothy F	Stockholder	Common	100	100	0
Quirk Partick	Stockholder	Common	100	100	0
Raisbeck Gregort	Stockholder	Common	100	100	0
Ray Mildred	Stockholder	Common	100	100	0
Reeg Donald & Carmel	Stockholder	Common	100	100	0
Reeners Marie	Stockholder	Common	100	100	0
Rehwinkle c/o J. Harris	Stockholder	Common	100	100	0
Resnick Barry	Stockholder	Common	100	100	0
Retzo Diane	Stockholder	Common	25,000	25,000	0
Ricco B,	Stockholder	Common	150,000	150,000	0
Rice Donavon	Stockholder	Common	100	100	0
Rizzo Gaetano	Stockholder	Common	100	100	0
Roach Marry Ann	Stockholder	Common	500	500	0
Roche Gerald D	Stockholder	Common	100	100	0
Rogers Jr Clarence	Stockholder	Common	100	100	0
Rojek Neil	Stockholder	Common	100	100	0
Rose Richard	Stockholder	Common	100	100	0
Rosenberg Freda	Stockholder	Common	100	100	0
Rosenthal Walter	Stockholder	Common	100	100	0
Ross Linette	Stockholder	Common	100	100	0
Rowe Sanford M	Stockholder	Common	100	100	0
Rewiczoz Walter	Stockholder	Common	100	100	0
Rewiczoz Vincent	Stockholder	Common	100	100	0
Rudner Leonard + Irene	Stockholder	Common	100	100	0
Safier Alice	Stockholder	Common	1,994	1,994	0

Sall Lawrence	Stockholder	Common	100	100	0
Salvatore James D	Stockholder	Common	100	100	0
Saraf Jr John	Stockholder	Common	100	100	0
Sardi Joseph & Elda	Stockholder	Common	100	100	0
Sarno Polon	Stockholder	Common	100	100	0
Scaglione James F	Stockholder	Common	100	100	0
Schindo Ann	Stockholder	Common	100	100	0
Schlanscer Jerome	Stockholder	Common	100	100	0
Schneider Frederick	Stockholder	Common	100	100	0
Scholl Valentine	Stockholder	Common	100	100	0
Schorf Elizabeth	Stockholder	Common	100	100	0
Schottmiller Ray	Stockholder	Common	100	100	0
Schroeder Victor F	Stockholder	Common	100	100	0
Seostrom Lillian Irving	Stockholder	Common	100	100	0
SienkiewicZ Walter	Stockholder	Common	100	100	0
Simons Benton R	Stockholder	Common	100	100	0
Sing Lin Jen	Stockholder	Common	500,000	500,000	0
Sitterly Robert	Stockholder	Common	100	100	0
Smiraldo Emerlinda	Stockholder	Common	100	100	0
Smith Michael E	Stockholder	Common	100	100	0
Smith June	Stockholder	Common	100	100	0
Smith Timothy L	Stockholder	Common	100	100	0
Smith Randy A	Stockholder	Common	100	100	0
Snopkoski Richard	Stockholder	Common	100	100	0
Socha William	Stockholder	Common	100	100	0
Sofranko Richard	Stockholder	Common	100	100	0
Spector Norman Helen	Stockholder	Common	100	100	0
Spencer Robert G	Stockholder	Common	100	100	0
Spurling Norine M	Stockholder	Common	100	100	0
Stanek Josephine	Stockholder	Common	100	100	0
Stefco Susan	Stockholder	Common	100	100	0
Stefco John	Stockholder	Common	100	100	0
Strong Warner & Mary	Stockholder	Common	100	100	0
Strowe Joan	Stockholder	Common	100	100	0
Strumer David & Jane	Stockholder	Common	100	100	0
Sukenik Rachelle	Stockholder	Common	71,900	71,900	0
Sukenik Shira	Stockholder	Common	27,717	27,717	0
Sukenik Shraga	Stockholder	Common	27,717	27,717	0
Sukenik Dovid	Stockholder	Common	27,717	27,717	0
Sukenik Josef	Stockholder	Common	27,717	27,717	0
Sullivan Barry J	Stockholder	Common	100	100	0
Taylor Hugh	Stockholder	Common	100	100	0
Thaler Elizabeth & Otto	Stockholder	Common	100	100	0
Thompson Killiane	Stockholder	Common	100	100	0
Thompson Tenley	Stockholder	Common	200	200	0
Thorp Brian	Stockholder	Common	100	100	0
Throm Ida B	Stockholder	Common	100	100	0
Tietjen Robert H	Stockholder	Common	100	100	0
Tobin Alexander	Stockholder	Common	100	100	0
Todd Thomas	Stockholder	Common	100	100	0
Toper Stella & Mathew	Stockholder	Common	100	100	0
Tyus Janine Zenon	Stockholder	Common	100	100	0
Utts Norman & Leaone	Stockholder	Common	100	100	0
Vallas Charles	Stockholder	Common	100	100	0
Vella Dr, Vincent	Stockholder	Common	100	100	0
Vicioso Cesar	Stockholder	Common	100	100	0
Vinci Mathhew	Stockholder	Common	100	100	0
Voll Richard & Shirley	Stockholder	Common	100	100	0
Walden Beatrice	Stockholder	Common	100	100	0
Wang Yan-Jan	Stockholder	Common	550,000	550,000	0
Washburn James	Stockholder	Common	100	100	0
Webb William	Stockholder	Common	100	100	0
Weeks Robert	Stockholder	Common	100	100	0
Wei Su Yu	Stockholder	Common	402,215	402,215	0
Weinberg Hana	Stockholder	Common	100	100	0
Weinberg Robert	Stockholder	Common	200	200	0
Weit Gerald	Stockholder	Common	100	100	0
White James H	Stockholder	Common	100	100	0
White Eddie	Stockholder	Common	100	100	0
White James W	Stockholder	Common	100	100	0
White Richard	Stockholder	Common	100	100	0
Widmayer Paul	Stockholder	Common	100	100	0
Wierzbicki Michael	Stockholder	Common	100	100	0

Wilke Barbara H	Stockholder	Common	100	100	0
Wilkinson Floyd D	Stockholder	Common	100	100	0
Wintermeyer David	Stockholder	Common	100	100	0
Wissman William	Stockholder	Common	100	100	0
Wojick Michael	Stockholder	Common	100	100	0
Wolf Diane	Stockholder	Common	100	100	0
Wolf Leland	Stockholder	Common	100	100	0
Young Peter & Lynne	Stockholder	Common	100	100	0
Yu Zhao-Zhi	Stockholder	Common	100	100	0
Zagoloff Anna	Stockholder	Common	100	100	0
Zdybowicz Joseph	Stockholder	Common	100	100	0
Zempel Florence	Stockholder	Common	100	100	0
Zipkin Sylvia	Stockholder	Common	1,545	1,545	0
		TOTAL	14,278,850	14,278,850

Note.  Percentages are based upon 24,728,850 shares of common stock outstanding as of December 15, 2008.

Plan Of Distribution

The Selling Stockholders may, from time to time, sell any or all of their shares of common stock on any exchange, market or trading facility on which the shares are traded or in private transactions. These sales may be at fixed prices, at prevailing market prices at the time of the sale, at varying prices determined at the time of sale, or at negotiated prices. The Selling Stockholders may use any one or more of the following methods when selling shares:

•

ordinary brokerage transactions and transactions in which the broker-dealer solicits purchasers.

•

purchases by a broker-dealer as principal and resale by the broker-dealer for its account;

•

an exchange distribution in accordance with the rules of the applicable exchange;

•

privately negotiated transactions;

•

broker-dealers may agree with the Selling Stockholders to sell a specified number of such shares at a stipulated price per share;

•

a combination of any such methods of sale; and

•

any other method permitted pursuant to applicable law.

The Selling Stockholders may also sell shares under Rule 144 under the Securities Act, if available, rather than under this prospectus.

Broker-dealers engaged by the Selling Stockholders may arrange for other brokers-dealers to participate in sales. Broker-dealers may receive commissions or discounts from the Selling Stockholders (or, if any broker-dealer acts as agent for the purchaser of shares, from the purchaser) in amounts to be negotiated. The Selling Stockholders do not expect these commissions and discounts to exceed what is customary in the types of transactions involved. Any profits on the resale of shares of common stock by a broker-dealer acting as principal might be deemed to be underwriting discounts or commissions under the Securities Act. Discounts, concessions, commissions and similar selling expenses, if any, attributable to the sale of shares will be borne by the Selling Stockholder. The Selling Stockholders may agree to indemnify any agent, dealer or broker-dealer that participates in transactions involving sales of the shares if liabilities are imposed on that person under the Securities Act. In connection with sales of the shares of common stock or otherwise, the Selling Stockholders may enter into hedging transactions with broker-dealers, which may in turn engage in short sales of the shares of common stock in the course of hedging in positions they assume. The Selling Stockholders may also sell shares of common stock short and deliver shares of common stock covered by this prospectus to close out short positions and to return borrowed shares in connection with such short sales. The Selling Stockholders may also loan or pledge shares of common stock to broker-dealers that in turn may sell such shares.

            The Selling Stockholders may from time to time pledge or grant a security interest in some or all of the shares of common stock owned by them and, if they default in the performance of their secured obligations, the pledges or secured parties may offer and sell the shares of common stock from time to time under this prospectus after we have filed a supplement to this prospectus under Rule 424(b)(3) or other applicable provision of the Securities Act of 1933 amending the list of Selling Stockholders to include the pledges, transferee or other successors in interest as Selling Stockholders under this prospectus.

The Selling Stockholders also may transfer the shares of common stock in other circumstances, in which case the transferees, pledges or other successors in interest will be the selling beneficial owners for purposes of this prospectus and may sell the shares of common stock from time to time under this prospectus after we have filed a supplement to this prospectus under Rule 424(b)(3) or other applicable provision of the Securities Act of 1933 amending the list of Selling Stockholders to include the pledges, transferee or other successors in interest as Selling Stockholders under this prospectus.

The Selling Stockholders and any broker-dealers or agents that are involved in selling the shares of common stock may be deemed to be “underwriters” within the meaning of the Securities Act in connection with such sales. In such event, any commissions received by such broker-dealers or agents and any profit on the resale of the shares of common stock purchased by them may be deemed to be underwriting commissions or discounts under the Securities Act.

We are required to pay all fees and expenses incident to the registration of the shares of common stock. We have agreed to indemnify the Selling Stockholders against certain claims, damages and liabilities, including liabilities under the Securities Act. The Selling Stockholders have advised us that they have not entered any agreements, understandings or arrangements with any underwriters or broker-dealers regarding the sale of their shares of common stock, nor is there an underwriter or coordinating broker acting in connection with a proposed sale of shares of common stock by any Selling Stockholder. If we are notified by any Selling Stockholder that any material arrangement has been entered with a broker-dealer for the sale of shares of common stock, if required, we will file a supplement to this prospectus. If the Selling Stockholders use this prospectus for any sale of the shares of common stock, they will be subject to the prospectus delivery requirements of the Securities Act.

Under the securities laws of some states, the shares of common stock may be sold in such states only through registered or licensed brokers or dealers. In addition, in some states the shares of common stock may not be sold unless such shares have been registered or qualified for sale in such state or an exemption from registration or qualification is available and is complied with.

There can be no assurance that any Selling Stockholder will sell any or all of the shares of common stock registered pursuant to the shelf registration statement, of which this prospectus forms a part.

The Selling Stockholders and any other person participating in such distribution will be subject to applicable provisions of the Securities Exchange Act of 1934, as amended, and the rules and regulations there under, including, without limitation, Regulation M of the Exchange Act, which may limit the timing of purchases and sales of any of the shares of common stock by the Selling Stockholders and any other participating person. Regulation M may also restrict the ability of any person engaged in the distribution of the shares of common stock to engage in market-making activities with respect to the shares of common stock. All of the foregoing may affect the marketability of the shares of common stock and the ability of any person or entity to engage in market-making activities with respect to the shares of common stock.

Description of Securities to be Registered

Amber Optoelectronics Inc. is registering 14,278,850 shares of common stock, par value $0.001 per share.  Holders of common stock are entitled to one vote per share and to receive dividends or other distributions when and if declared by the Board of Directors.  As of March 31, 2009, there were 24,728,850 shares of common stock issued and outstanding held by shareholders of record.

Our common stock does not have pre-emptive rights, meaning that our common shareholders' ownership interest would be diluted if additional shares of common stock are subsequently issued and the existing shareholders are not granted the right, in the discretion of the Board of Directors, to maintain their percentage ownership interest in Amber Optoelectronics  Inc.  This lack of protection from dilution to minority shareholders could allow our Board of Directors to issue additional shares of our common stock to persons friendly with our existing management, thus preventing any change in control of Amber Optoelectronics Inc.

Upon any liquidation, dissolution or winding-up of Amber Optoelectronics Inc., our assets, after the payment of debts and liabilities and any liquidation preferences of, and unpaid dividends on, any class of preferred stock then outstanding, will be distributed pro-rata to the holders of the common stock. The holders of the common stock have no right to require us to redeem or purchase their shares.

The holders of common stock are entitled to share equally in dividends, if and when declared by our Board of Directors, out of funds legally available therefore, subject to the priorities given to any class of preferred stock which may be issued.

Transfer Agent

Olde Monmouth Stock Transfer Co. Inc., 200 Memorial Parkway, Atlantic Highlands, NJ 07716 as our transfer agent.

Market Price of and Dividends on the Registrants Common Equity and Related Stockholder Matters

There is no public trading market for the Company's common stock. As of this filing the Company had issued and outstanding 24,728,850 shares of Common Stock.  No dividends have been declared on the Company’s stock, nor does the Company foresee any dividends being declared in the near future.  The Company does not have any equity compensation plans in place as of the date of this registration statement, and has no options, warrants or other convertible securities outstanding to date.

Shareholders

The number of recorded holders of the Company's common stock as of October 30, 2008 is 459

Dividends

We have not declared any cash dividends on our common stock since our inception and do not anticipate paying such dividends in the foreseeable future.  We plan to retain any future earnings for use in our business.  Any decisions as to future payments of dividends will depend on our earnings and financial position and such other facts as the board of directors deems relevant.

Interests of Named Experts and Counsel

The financial statements of Amber Optoelectronics Inc. for the fiscal year ended December 31, 2007, and December 31, 2006, incorporated herein have been so incorporated in reliance upon the report of  Rotenberg & Co., an independent certified public accountant, given upon his authority as an expert in auditing and accounting. Our Security Counsel is Mr. Richard S. Lane, Attorney at Law, New York, NY.

INFORMATION WITH REPECT TO THE REGISTRANT

History

In an agreement entered into on December 29th, 2006 the 418 un-certificated, book-entry interest in Kerrie Acquisition Corp   agreed to accept in exchange for their shares, shares of Amber Optoelectronic, Inc.  On January 07, 2007 the 418 un-certificated, book-entry interest in Kerrie Acquisition Corp. received 14,278,850 shares of Amber Optoelectronic, Inc. for each share of record held.  Amber Optoelectronic, Inc. was entitled to use the exemption provided by Section .504 of the Securities Exchange Commission relative to the exchange of its shares and other transactions described in such FORM D. A valid conforming FORM D was filed On January 19, 2007 by Amber Optoelectronic, Inc. This action was only an exchange of stock. There were no solicitations of Shareholders.

Amber Optoelectronic, Inc. is a Delaware corporation organized January 05, 2007. Amber Optoelectronic. Inc. has acquired the licensing rights to manufacture proprietary plastic film and Liquid Crystal Display products necessary in the assembly of television and computer display screens.  Amber Optoelectronics Ltd. is the company that operates the manufacturing facilities and is a wholly owned subsidiary of Amber Optoelectronics Inc. The Company does not supply the consumer marketplace and only markets its products to manufacturers of televisions and computer products.

As part of the agreement Amber Optoelectronics Co. Ltd. with production operation situated at No. 7, Gong San Road, Expanded Industrial Park, Da Yuan, Tao Yuan, Taiwan ceased to exist. The Patents and operations became a wholly owned subsidiary of the Registrant.

When the need for short term or long term financing arises the Company’s plans in this regard are to seek loans, debt, or equity financings to cover both short term or long-term cash needs to continue operations and expansion. Although the Company cannot accurately predict the precise timing of its future capital expenditures, the Company estimates that it will need to expend over $2,500,000, short-term primarily for the development of injection moulding equipment. Amber Optoelectronics Inc. has not identified any mergers or acquisitions at this time.

BUSINESS OF THE ISSUER

Amber Optoelectronics Inc. is a Liquid Crystal Display (LCD) component manufacturer.  It utilizes the core technology derived from the YI Hsiang Plastics Co. and Yeh-He Lo Patents, to process and produce key components for 15”, 17”, 19”, 26”, 36” and 42”  Liquid Crystal Display flat screens for computers, televisions and DVD’s.  As part of its manufacturing process, the company will utilize a number of the Patents regarding the core technology to apply the backlighting components.  Amber Optoelectronics Inc only supplies the component parts to manufacturing companies and has no retail outlets.

The Company’s Current Available Technology

The products produced are the components used for the Back/Light Modules internal and external to LCD displays. The components are Reflection Film, Light Guiding Plate, Diffusion film, Brightness Enhancer Prism Film, and the outside frame. The production of the new patented technology is less labor and requires less material resulting in a better product with lower material costs resulting in better profit margins.

Next only to the Color Filter Panel, the Back/Light Module that is used to change the light direction, enhancing panel brightness to guarantee even brightness and light mixture. The Prism in the Back/Light Module performs the light refraction to the panel which promotes brightness. The optical material mentioned above accounts for 60-70% of the module raw material.

Standard Modules

Wide Screen Modules

15” TFT LCD Module  ***

15” TFT LCD-Wide Screen Module   ***

17” TFT LCD Module  ***

17” TFT LCD-Wide Screen Module   ***

19” TFT LCD Module  ***

19” TFT LCD-Wide Screen Module   ***

Standard Television Screens

 Wide Television Screen

26” TFT LCD Module

26” TFT LCD-Wide Screen Module

36” TFT LCD Module

36” TFT LCD-Wide Screen Module

42” TFT LCD Module

42” TFT LCD-Wide Screen Module

                             *** Desktop,. Note Books and Lap Top Computers

Recent Developments

Amber and Visionary Investments have entered into a monetary agreement for a Product Awareness Campaign for a period of One Year for the sum of $60,000.00 USD (Refer to Exhibit 10.6).

In February 2008 the company moved into larger quarters located at No. 7, Gong San Road, Expanded Industrial Park, Da Yuan, Tao Yuan, Taiwan.

Customer Base

Due to the recent downturn in the global economy, many of our customers are experiencing a tightening of available credit by the banking industry regarding inventory purchases. The situation has forced many of our customers to withdraw their intended purchases resulting in the cancellation of many of our in-process purchase orders

Our customer base must increase substantially in order to provide increased revenues and a stable base of customers. We require our customers to provide us with a Letter of Intent for a one year term, in conjunction with the provision of monthly purchase orders.  Our success will depend upon providing service that creates a high level of customer satisfaction. All clients are component producers of finished products to the retail market. The following are our active customers.

Advanced Technology Solutions Taipei, Taiwan

Multi Income Co., Ltd. Song De Rd. Taipei  Tiawan

Well Vision Co. Ltd. Nan King East Rd., Taipei, Taiwan

Gee Shing International Tech. Inc. Tao Yuan, Taiwan

Key Mouse Electronics Co. Ltd. Taipei County, Taiwan

Yu-Ging Technology Inc. Shu Lin, Taipei, Taiwan

Plan of Operations

Due to the current global economic conditions, the devaluation of the USA dollar and the slowdown of consumer demand for our customers’ products, Amber Optoelectronics is experiencing slowed cash flows resulting from the cancellation of customer inventory purchase orders. Overall, the consumer appliance sector is experiencing a severe downturn in demand for flat screen televisions and associated products. It is expected that, in the short term, our company will continue to be negatively impacted by economic conditions beyond our control.

Description of Property.

Our principal executive offices are located at 2283 Argentia Road, Unit 10, P.O. Box 8, Mississauga, Ontario, Canada L5N 5Z2, and rented on a month to month basis at a cost of $1250.00 per month.  Our manufacturing facility of 20,000 square feet rented without lease for $2800.00/month on a month to month basis for a term of 36 months is located at No. 7, Gong San Road, Expanded Industrial Park, Da Yuan, Tao Yuan, Taiwan. (see Recent Developments).

Distribution Methods

The Company does not supply the consumer marketplace and only markets its products to manufacturers of televisions and computer products.

Competitive Business Conditions

The market for the manufacturing of LCD components is highly competitive. It is also highly fragmented, with many providers and no single competitor maintaining clear market leadership. Our competition varies by location, type of service provided, and the customer to whom services are provided. Our competitors are comprised of large national or international manufacturers; hardware manufacturers and suppliers of LCD components.  We believe that to compete successfully, we must offer appropriate solutions, be able to staff our work with skilled professionals, and price our products competitively.  Our contracts typically set rules of engagement, pricing guidelines, and any discount processes required (volume typically). The contracts manage the relationship and are not indicators of guaranteed work.  Each customer provides us with Letters of Intent (based on one year terms are obtained) along with monthly Purchase Orders to cover the logistics of the requirement and unit cost for the particular component. In most cases contracts can be terminated with a notice of 10 to 30 days.

Competitive Strengths

We believe that our ability to compete in our target markets is based on the following competitive strengths:

•

Proprietary and Patented Intuitive Interface Technologies: Our strong technology portfolio, including our proprietary and patented technologies and trade secrets, has enabled us to position ourselves as the solution of choice for demanding applications in our markets.

•

Technology Leadership for Intuitive Interface Designs: Our suite of proprietary interface technologies and design patents enables users to address complex requirements in an efficient and cost-effective manner. We have developed a wide range of technologies pertinent to the Liquid Crystal Displays and advanced packaging that enable us to deliver additional value to our customers.

•

Strong Strategic Relationships with Industry Leading OEMs: We have established a strong customer base with leading OEMs and work with a wide range of partners including customers, suppliers, and hardware developers and integrators that enable us to offer a wide range of applications.

•	Proven Supplier to First-Tier Global Companies: We have several years of experience as a supplier of electronic products and solutions to many of the world’s most knowledgeable and demanding OEMs.

Research and Development

Research and development expenses consist primarily of wages and benefits for product strategy and development personnel. We have focused our research and development efforts on both improving ease of use and functionality of our existing products as well as developing new offerings. We primarily expense research and development costs. The small percentage of direct development costs related to software enhancements which add functionality are capitalized and depreciated as a component of cost of revenue. We expect that on an annual basis research and development expenses will increase in absolute dollars, but decrease as a percentage of revenue, as we continue to enhance and expand our product offerings.

Patents, Trademarks and Licenses

Refer to Exhibit 10.1, Exhibit 10.2 and Exhibit 10.21 for Licensing Right and Patents.

Government Approvals

The Company is not in a position or industry, which requires any government approval.

Effect of Existing or Probable Government Regulations

The Company is not subject to Government Regulations.

Costs and Effects of Compliance with Environmental Laws

The Company is not subject to Compliance with Environmental Laws

Employees

The Company currently has 9 full-time plus has available 18 part-time employees when needed.

Report to Security Holders

Prior to this filing, we have not been required to deliver annual reports to our security holders. To the extent that we are required to deliver annual reports to security holders through our status as a reporting company, we will deliver annual reports. Upon completion of this Form S-1, we intend to file annual and quarterly reports with the Commission. The public may read and copy any materials filed with the SEC at 100 F Street, N.W., Washington, DC 20549. The public may obtain information by calling the SEC at 1-800-SEC-0330.  We will be an electronic filer and the SEC maintains an Internet Site that contains reports, proxy and information statements, and other information regarding issuers that file electronically with the SEC, which may be viewed at http://www.sec.gov/.

Legal Proceedings

We are not a party to any pending legal proceeding and are not aware of any contemplated legal proceeding by a governmental authority or any other person or entity involving our Company.

MANAGEMENT’S DISCUSSION AND ANALYSIS OF OPERATIONS

TWELVE MONTHS ENDED DECEMBER 31, 2008 VERSUS 2007.

The information presented here should be read in conjunction with Amber Optoelectronics Inc.’s audited financial statements and related notes for the twelve months ended December 31, 2008 versus 2007.

Historically the company’s working capital needs for operations were from, advance payments from customers, bank borrowing, and capital from shareholders. Our working capital requirements are influenced by the level of our operations, the numerical and dollar volume of our project contracts, the progress of our contract execution, and the timing of accounts receivable collections.   Presently, we have Orders (contracts) on file that should properly sustain the company over the next twelve months.

During the twelve month period, the materials and procured products that increased in price include; Back/light components, Reflection Film, Light Guiding Plates, Diffusion film, Enhanced Prism Film, and External Frames.

The increase in the procurement of product during a year of significantly increasing wholesale price sourcing and also impacted by a global increase in raw material pricing and reduced ability to find alternative purchasing sources given the increase demand in Asia for all forms of products and materials spurred by a significant increase in demand in this geographic location.

At December 31, 2008, the Company had current assets and liabilities totalling $23,460 and $181,689, respectively, that resulted in a working capital deficit of $158,229.  The Company had net loss of $45,000 during the current fiscal year  due to lower sales, higher costs and recurring expenses..

Results of Operations

Twelve months ended December 31, 2008 vs. the twelve months ended December 31, 2007.  Net sales for the twelve months ended December 31, 2008 was $34,509 versus net sales of $128,239, a decrease of $93,730 versus the same twelve month period for the previous year. The decrease was driven by the company’s decision to liquidate inventory and product lines that had been deemed low or deteriorating margin producers in favour of new product lines that will lead the company into material profit margins in the current and future fiscal years.

Our cost of revenues for the twelve months ended December 31, 2008 was $50,680, or 147% of net sales compared to $121,293, or 96% of net sales for the twelve months ended December 31, 2007.  The decrease of $70,613 of cost of sales was the direct result of the decrease in net sales of $93,730, as the company liquidated inventory and commitments of its existing products during the twelve months ended December 31, 2007, and had one-time inventory write-downs due to unusable inventory, and introduced its new product lines during the twelve months ended December 31, 2008. The goal is to generate higher margins from more in-demand products while expanding into new sales regions and territories in the current fiscal year and beyond.

Our selling, general and administrative expenses for the twelve months ended December 31, 2008 versus the twelve months ended December 31, 2007 decreased marginally by 1.15% or by $336, to $28,829, from $29,165 due to the decrease in selling and marketing investment in order to retrench and rebuild the sales, marketing initiatives and focus by aligning efforts and expenditures with the new product line launches while building slowly in order to gain footholds in new sales markets and regions.  General and administrative expenses were comparable on a year-over-year basis.

Non-operating income for the twelve months ended December 31, 2008 was $0 versus non-operating income of $345,959 during the same period ended December 31, 2007. These increases in the prior year were due to the Company’s recognition of gains from settlement of debts in the amount of $1,020,816 and asset disposal in the amount of $345,953. There were no such comparable gains from settlement of debts and gains from asset disposals in the current fiscal year.

Non-operating expenses for the twelve months ended December 31, 2008 was $0 versus non-operating expenses of $3,184 during the same period ended December 31, 2007. Primary reason for the expenses incurred in the previous fiscal year is attributed to one-time loss on sale of certain operating assets. There were no such losses from disposal of assets in the current fiscal year.

The loss from the discontinued operations of Mei-Pao was $54,126 for the year ended December 31, 2007. Yi-Hsiang Optoelectronics, Inc. disposed of all of its remaining assets in the liquidation and settlement of its outstanding debts. The Taiwan Cooperative Bank and the Land Bank of Taiwan seized certain property of the loan guarantor, Mr. Jia Juin Chen an unrelated party to Amber Optoelectronics Inc., in partial satisfaction of the remaining debt. The balance of the debt was forgiven resulting in a gain on the settlement of debt of $1,020,816. During the current fiscal year, there were no gains or losses from discontinued operations nor any gains from settlement of debts in the current fiscal year.

During the twelve month period ended December 31, 2008, we incurred no tax provision for income taxes as the Company incurred a net loss from all sources of income.

As a result, for the twelve months ended December 31, 2008, we incurred a net loss of $45,000 versus a net income of $1,287,246 for the twelve month period ended December 31, 2007.

MANAGEMENT’S DISCUSSION AND ANALYSIS OR PLAN OF OPERATIONS

THREE MONTHS ENDED MARCH 31, 2009 AND 2008

The information presented here should be read in conjunction with Amber Optoelectronics Inc.’s audited financial statements and related notes for the three months ended March 31, 2009 and 2008.

Due to the recent downturn in the global economy, many of our customers are experiencing a tightening of available credit by the banking industry regarding inventory purchases. The situation has forced many of our customers to withdraw their intended purchases resulting in the cancellation of many of our in-process purchase orders.

The recent mass downfall in the retail marketplace has established a trend towards non-inventory purchases in the consumer products wholesale division at least as it pertains to flat screen televisions and other electronic screen production. It is also quite apparent that the world economy is in flux with many cornerstones of industry facing economic disaster. The global banking industry has reversed its lending practices and therefore available credit is extremely tight and subject to application restrictions and extremely higher interest rates. The instability of the worldwide financial markets continues to plague equity financed capital. All of these factors have combined to affect our business planning moving forward. Our company, as it is organized, can sustain itself due to low overheads and production costs. We will experience a significant lowering of orders from our customer base.

At March 31, 2009, the Company had current assets and liabilities totalling $23,460 and $182,489, respectively, that resulted in a working capital deficit of $159,029. The Company has incurred a net loss from operations of $24,660 for the three months ended March 31, 2009 on net sales of $0. The Company is moving towards new product sales and moving away from lower margin sales of the previous fiscal year.

Three months ended March 31, 2009 vs. the three months ended March 31, 2008.  Net sales for the three months ended March 31, 2009 was $0 versus net sales of $9,940, a decrease of $9,940 versus the same three month period for the previous year. The decrease was driven by the company’s decision to liquidate inventory and product lines that had been deemed low or deteriorating margin producers in favour of new product lines that will lead the company into material profit margins in the current and future fiscal years. The introduction of new products has been delayed and negatively impacted by the current global economic downturn which has resulted in delays in the Company’s ability to raise capital to invest in the production of these new products and product lines.

Our cost of revenues for the three months ended March 31, 2009 was $0, compared to $10,963, or 110% of net sales for the three months ended March 31, 2008.  The decrease of $10,963 of cost of sales was the direct result of the decrease in net sales of $0, as the company liquidated inventory and commitments of its existing products during the three months ended March 31, 2008, and had planned to introduce its new product lines during the three months ended March 31, 2009. The goal is to generate higher margins from more in-demand products while expanding into new sales regions and territories in the current fiscal year and beyond. In order to achieve these goals, we need to raise investment capital to fund the new production lines manufacturing the new products.

Our selling, general and administrative expenses for the three months ended March 31, 2009 versus the three months ended March 31, 2008 increased by $24,487, to $24,660, from $173 due to the increase in depreciation of moulds and amortization of licence rights in the current quarter. In the same three month period in the previous fiscal year, there was no similar depreciation and amortization of these assets. General and administrative expenses were comparable on a year-over-year basis.

Non-operating income for the three months ended  March 31, 2009 was $0 versus non-operating income of $0 during the same period ended March 31, 2008.

Non-operating expenses for the three months ended March 31, 2009 were $0 versus non-operating expenses of $0 during the same period ended March 31, 2008.

During the three month period ended March 31, 2009, we incurred no tax provision for income taxes as the Company had a net loss for the period.

As a result, for the three months ended March 31, 2009, we incurred a net loss of $24,660 versus a net loss of $1,196 for the three month period ended March 31, 2008.

EXECUTIVE COMPENSATION AND CORPORATE GOVERNANCE

As of February 14, 2008, The Company has not compensated its directors for service on the Board of Directors or any committee thereof other than the shares listed herein.. As of the date hereof, no director or officer has accrued any expenses or compensation up to this time period. To the best of our knowledge, the persons named have sole voting and investment power with respect to such shares, except as otherwise noted.

SUMMARY COMPENSATION TABLE – Officers & Directors
Name and Principal position (a)	Year (b)	Salary ($) (c)	Bonus (S) (d)	Stock awards (e)	Option awards (S) (f)	Non equity incentive plan compensation (S) (g)	Nonqualified Deferred compensation Earnings (S) (h)	All other compensation (S) (i)	Total (S) (j)
Carman McClelland Chief Executive Officer/ & Director	2006- 2008	0	0	200,000	0	0	0	0	$10,000
John Campana President & Director	2006 2008	0	0	200,000	0	0	0	0	$10,000

George Parselias Sectretary Treasurer & Director	2006 2008	0	0	200,000	0	0	0	0	$10,000

           Notes:

           i)  Each Officer  & Director will be subject to a yearly review at which time, a new compensation structure will be identified if need be.

          ii) Stock Awards are based on the Proposed Maximum Registration Price of $0.05 per unit.  For example, 200,000 shares equates to $10,000.

The granting of shares (already provided) is the only compensation plan that we have at this time. We may adopt a plan in the future to pay or accrue cash compensation to our officers and directors for services rendered.  We currently do not have a stock incentive plan for the benefit of officers, directors or employees, but our Board of Directors may recommend the adoption of such programs in the future.

The compensation discussed herein addresses all compensation awarded to, earned by, or paid to our named executive officer.  There are no other stock option plans, retirement, pension, or profit sharing plans for the benefit of our officers and directors other than as described herein.

Employment Agreements

We have not entered into an employment agreement with our officers and directors. We do not contemplate entering into any employment agreements until such time as we begin profitable operations.

Long-Term Incentive Plan Awards

We do not have any long-term incentive plans that provide compensation intended to serve as incentive for performance.

Compensation of Directors

Our directors do not receive any compensation for serving as a member of the board of directors.

Security Ownership of Management

The following table sets forth information relating to the beneficial ownership of the Company’s common stock by the Company’s directors and executive officers, and by all the Company's directors as a group, as of September 30, 2008.

Security Ownership of Management Table

Title of Class	Name of Beneficial Owner	Age	Position	Term	Period	Amount and nature of beneficial ownership	Percent of Class
Common	Carman McClelland	56	Chief Executive Officer & Director	2 yr	Jan 2007– Present	200,000.8%
Common	John Campana	48	President & Director	2 yr	Jan 2007– Present	200,000	. .8%
Common	George Parselias	42	Secretary/Treasurer& Director	2 yr	Jan 2007– Present	200,000	. .8%
Totals						600,000	2.4%

         Notes:

i)   Applicable percentages are based upon 24,728,850 shares of common stock outstanding as of September 30, 2008.

ii)  The 100,000 shares issued to Mr. Richard Lane, plus the 200,000 shares given to each of the three directors of the company was consideration given to the attorney and directors for services rendered, and to be rendered.

All directors hold office until the next annual meeting of stockholders and until their successors have been duly elected and qualified. There are no agreements with respect to electing directors. The Board of Directors appoints officers annually and each executive officer serves at the discretion of the Board of Directors. The Company does not have any standing committees at this time.

No director, officer, affiliate or consultant of the Company has, within the past five years, filed any bankruptcy petition, been convicted in or been the subject of any pending criminal proceedings, or is any such person the subject or any order, judgment or decree involving the violation of any state or federal securities laws.

EXECUTIVE OFFICERS AND DIRECTORS

Carman McClelland, B.A., LL.B, Chief Executive Officer/Director

Carman McClelland graduated from the University of Windsor, Faculty of Law in 1983.  He articled with a Toronto, Bay Street firm that specializes in representing management in employment matters.  In 1987, Carman was elected as the Member of Provincial Parliament for the Riding of Brampton North.  Since 1995, Mr. McClelland has been practicing law in Brampton,

Ontario and has, as part of his practice, provided government relations services to a large provincial private sector association as well as medium and small businesses.  Carman supports his community by his active involvement with amateur sports, as a volunteer to various charities and member of his faith community, North Bramalea United Church.  His business contributions include serving as Vice President of the Brampton Board of Trade and Executive Board Member of The Peel Law Association.  As a Director of Amber Optoelectronics  Inc., Mr. McClelland  will afford the board the benefit of his expertise acquired over a long career as a public servant, and as an advisor to business management.

John Campana, President /Director

Mr. Campana obtained his Diploma at Ryerson Polytechnical Institute (Ryerson University) - Technical Certifications followed in LAN Switching Technology, VOIP, ATM and Routers. Mr. Campana is a skilled executive who was employed as Vice President Sales and Marketing by Star Navigation Systems Group Inc., a company specializing in aeronautical data transfer via satellite. John was also employed as Vice President of Sales for Solution Inc, a provider of software based technologies for the internet.  From 1996 to 2004, he served as an executive for 3Com Corporation; initially as the Director of Customer Service & Sales, followed by three years as North American Director of Business Development. John has a thorough understanding of the sales cycle, sales process and customer relationship management. These skills, combined with on-the job experience in technology solutions, networking products, software and customer service has honed his executive abilities. John has enjoyed numerous business relationships that span many diversified sectors including government, aerospace, financial, medical and personal growth through education.  As a contributor to our society, John sits on a number of Community Service Boards and is also an Advisor to the School of Business Management, Ryerson University.  As the President of Amber Optoelectronics Inc, Mr. Campana will provide his expertise, business management and relationship skills to ensure corporate success.

George Parselias, B.A., C.M.A., C.G.A.  Secretary/Treasurer/Director

Mr. George Parselias holds a Bachelor of Arts in Economics and is a Certified Management Accountant and has his Certified General Accountant designation.  While with a major Canadian financial services company, he was instrumental in creating forecasting and projection models for all business segments and summary five-year projection models.  His success drew him to their US operation where he managed the US lease portfolio, the largest corporate business unit, valued at $250MM in revenues and $400MM in assets.  He turned his attention to Baker Street Technologies, a software development firm that created a web-based supply chain management solution responsible for all operations including financial management and administrative function of the corporation, including finance, planning and budgeting, accounting and reporting, human resources, administration and legal. In 2006 accepted the position of  Secretary Treasurer of Nitar Teck, Corp. As Director of Finance, Mr. George Parselias is responsible for the financial structure of Amber Optoelectronics Inc. and the continued cost alignments and financial activities related to delivering shareholder value and driving profitability.

Security Ownership of Certain Beneficial Owners

The following table sets forth the ownership, as of September 30, 2008, of our common stock by each person known by us to be the beneficial owner of more than 5% of our outstanding common stock or is a  Director, and our an Officer of the company.  To the best of our knowledge, the persons named have sole voting and investment power with respect to such shares, except as otherwise noted.  At any meeting of the shareholders, every shareholder of common stock is entitled to vote and may vote in person or by proxy authorized by an instrument in writing filed in accordance with the procedure established for the meeting. Each shareholder shall have one vote for every share of stock entitled to vote, which is registered in his name on the record date for the meeting, except as otherwise provided herein or required by law or the Articles of Incorporation. All elections of directors shall be determined by a plurality of the votes cast by the holders of shares entitled to vote in the election of directors at a meeting of shareholders at which a quorum is present. Except as otherwise required by law or the Articles of Incorporation, all matters other than the election of directors shall be determined by the affirmative vote of the holders of a majority of the shares entitled to vote on that matter and represented in person or by proxy at a meeting of shareholders at which a quorum is present. The Company’s articles do not provide for cumulative voting or pre-emptive rights. There are no outstanding options or warrants of any kind for the company’s stock.

Security Ownership of Certain Beneficial Owners Table

Title of class	Name and address of beneficial owner	Amount and nature of beneficial owner	Percent of Class
Common	Carmen McClelland 202 Main St. N., Brampton, Ontario, Canada L6V 1P1	200,000.008%
Common	John Campana 1348 Watersedge Rd., Mississauga, Ontario, Canada L5J 1A1	200,000	. .008%
Common	George Parselias 3353 Chimo Crt, Mississauga, Ontario, Canada L5B 4C4	200,000	. .008%
Common	Richard Lane 200 East 71st Street, Suite 7C, New York, NY 10021	100,000.004%
Common	Jack C. Chen Taipei Taiwan	9,000,000	36%
Common	Chia Sheng Hsieh 5F #122 Hsin Hu 2nd Rd, Taipei Taiwan	750,000	3%

Notes:

          Applicable percentages are based upon 24,728,850 shares of common stock outstanding as of September 30, 2008.

Transactions with Related Person, Promoters and Certain Control Persons

Amber Optoelectronics Inc. has entered into an agreement with Visionary Investment Group Inc. to provide product awareness.  Refer to Exhibit 10.6.

Incorporation of Certain Information by Reference

The SEC allows us to “incorporate by reference” information in this prospectus that we have filed with it. This means that we can disclose important information to you by referring you to another document already on file with the SEC.

You may rely on the information contained in this prospectus. We have not authorized anyone to provide information different from that contained in this prospectus. Neither the delivery of this prospectus nor sale of common shares means that information contained in this prospectus is correct after the date of this prospectus. This prospectus is not an offer to sell or solicitation of an offer to buy our common shares in any circumstances under which the offer or solicitation is unlawful.

Available Information

We are not required to deliver an annual report to our security holders and we do not intend to do so. We are required to file annual, quarterly and current reports, proxy statements and other information with the Securities and Exchange Commission. Our Securities and Exchange Commission filings are available to the public over the Internet at the SEC's website at http://www.sec.gov.   You may also read and copy any materials we file with the Securities and Exchange Commission at the SEC's public reference room at 100 F Street, N.E., Washington, D.C. 20549.  Please call the SEC at 1-800-SEC-0330 for further information.

We have filed with the Securities and Exchange Commission a registration statement on Form S-1 and amendments thereon, under the Securities Act with respect to the securities offered under this prospectus. This prospectus, which forms a part of that registration statement, does not contain all information included in the registration statement. Certain information is omitted and you should refer to the registration statement and its exhibits. With respect to references made in this prospectus to any contract or other document of Amber Optoelectronics Inc.., the references are not necessarily complete and you should refer to the exhibits attached to the registration statement for copies of the actual contract or document. You may review a copy of the registration statement at the SEC's public reference room. Please call the SEC at 1-800-SEC-0330 for further information on the operation of the public reference rooms. Our filings and the registration statement can also be reviewed by accessing the SEC's website at http://www.sec.gov.

Disclosure of Commission Position on Indemnification for Securities Act Liabilities

As authorized by Section 145 of the Delaware General Corporation Law, a corporation shall have power to indemnify any person who was or is a party or is threatened to be made a party to any threatened pending or contemplated action, suit, or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation) by reason of the fact that the person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by the person in connection with such action, suit or proceeding if the person acted in good faith and in a manner the person reasonably believed to be in or not opposed to the best interests of the corporation, and with respect to any criminal action or proceeding have no reasonable cause to believe the person’s conduct was unlawful .under Delaware corporation law, a corporation shall have the power to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust of other enterprise against any liability asserted against such person and incurred by such person in any such capacity or arising out of such person’s status as such whether or not the corporation would have the power to indemnify such person against such liability under section 145.  Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of Amber Optoelectronics Inc. pursuant to the foregoing provisions, or otherwise, we have been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable.

PART II—INFORMATION NOT REQUIRED IN PROSPECTUS

Other Expenses of Issuance and Distribution

The following table sets forth estimated expenses expected to be incurred in connection with the issuance and distribution of the securities being registered. All expenses will be paid by Amber Optoelectronics, Inc.

Amount (1)

SEC Registration fee	$28.06
Blue Sky fees and expenses	7,000.00
Printing and shipping expenses	250.00
Legal fees	6,500.00
Transfer and Miscellaneous expenses	4,500.00
Total (1)	$18,278.06

    (1) All expenses, except SEC registration fees, are estimated.

Amber Optoelectronics Inc., management believes that it will be in a better position poised for long term growth by becoming a public entity.  Its present product portfolio has captured a niche in the LCD marketplace, by providing technological innovations at a reduced cost.  As Amber embarks on increasing its customer base, financing may be required to provide to facilitate long-term growth. Amber understands that its growth depends upon increasing its present client base, production capacity, inventory holding & staging areas, personnel requirements, sales/marketing activities, and production samples. By obtaining a public listing, Amber will be in better position to obtain financing to move its business plan forward.  Shareholders will benefit as Amber will be public entity allowing a market for their shares as well as providing potential investors with an exit strategy.

Please note that Management also understands that there is no assurance, in the event the Company obtains a public listing, that it will be able to fund its future operations as a result of the public listing.

Indemnification of Officers and Directors

Paragraph Seven of the Certificate of Incorporation of the Company provides that no director shall be personally liable to the Corporation or its stockholders for monetary damages for any breach of fiduciary duty by such director as a director.  Notwithstanding the foregoing sentence, a director shall be liable to the extent provided by applicable law, (i) for breach of the director’s duty of loyalty to the Corporation or its stockholders, (ii) for acts of omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) pursuant to Section 174 of the Delaware General Corporation Law or (iv) for any transaction from which the director derived an improper personal benefit.  No amendment to or repeal of this Article Seventh shall apply to or have any effect on the liability or alleged liability of any director of the Corporation for or with respect to any acts or omissions of such director occurring prior to such amendment.

Article VI of the Company’s Bylaws provides that each director and officer shall be indemnified by the Corporation against all costs and expenses actually and necessarily by him or her in connection with the defence of any action, suit or proceeding in which he or she may be involved or to which he or she may be made a party by reason of his or her being or having been such director or officer, except in relation to matters as to which he or she shall be finally adjudged in such action, suit or proceeding to be liable for negligence or misconduct in the performance of duty.

Recent Sales of Unregistered Securities

On July 07, 2007  Mr. Jack C. Chen acting as an agent for the Patent Holders, was issued from treasury  9,000,000 Common Shares for the exclusive License Rights on Five Patents. Value placed was $450,000.

On November 26, 2007  Chia Sheng Hsieh was issued from treasury, 750,000 Common Shares for the exclusive License Rights for two patents held. Total value was $180,000.

On February 07, 2008 the three Directors were issued 200,000 Common Shares for services. Value $10,000.

On February 07, 2008 Mr. Lane our Attorney was issued 100,000 Common Shares for services. Value $5,000.

We have used the provisions provided by Exempted Transactions, Section 4. (2) of the Security and Exchange Act of 1933, which are transactions by an issuer not involving any public offering.

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors and

  Stockholders of

Amber Optoelectronics Inc.

Delaware

We have audited the accompanying consolidated balance sheets of Amber Optoelectronics Inc. as of December 31, 2008 and 2007, and the related consolidated statements of income, stockholders’ equity and comprehensive income, and cash flows for each of the years in the two-year period ended December 31, 2008. Amber Optoelectronics Inc.’s management is responsible for these consolidated financial statements. Our responsibility is to express an opinion on these consolidated financial statements based on our audits.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. The company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. Our audit included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the company’s internal control over financial reporting. Accordingly, we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of Amber Optoelectronics Inc. as of December 31, 2008 and 2007, and the results of its operations and its cash flows for each of the years in the two-year period ended December 31, 2008 in conformity with accounting principles generally accepted in the United States of America.

The accompanying consolidated financial statements have been prepared assuming that the Company will continue as a going concern.  As discussed in Note 1 to the consolidated financial statements, the Company's significant operating losses raise substantial doubt about its ability to continue as a going concern.  The consolidated financial statements do not include any adjustments that might result from the outcome of this uncertainty.

/s/ Rotenberg & Co., LLP

Rotenberg & Co., LLP

Rochester, New York

  June 5, 2009

Financial Statements of

AMBER OPTOELECTRONICS INC.

December 31, 2008

AMBER OPTOELECTRONICS INC.

Condensed Consolidated Balance Sheets

Periods Ended December 31, 2008 and 2007

	31-Dec-08	31-Dec-07
ASSETS		
Current Assets		
Cash and Cash Equivalents	$ 823	$ 10,172
Inventories	-	345,713
Other Current Assets	22,637	22,163
Total Current Assets	$ 23,460	$ 378,048
Property and Equipment - Net of Accumulated Depreciation	319,706	99,513
License Rights	627,375	-
Total Assets	$ 970,541	$ 477,561
LIABILITIES AND SHAREHOLDERS' EQUITY		
Current Liabilities		
Due To Shareholders	-	153,846
Accounts Payable And Accrued Liabilities	181,689	192,108
Total Current Liabilities	$ 181,689	$ 345,955
Other Liabilities		
Long Term Debt	-	-
Total Liabilities	$ 181,689	$ 345,955
Shareholders' Equity		
Common Stock, $0.001 par value, 50 millions shares authorized 24,728,850 million issued and outstanding respectively at December 31, 2008 and December 31, 2007	24,729	24,729
Additional paid in capital	790,271	125,271
Legal Reserve	9,821	9,821
Accumulated Other Comprehensive Income	90,848	53,602
Retained Earnings / (Deficit)	(126,817)	(81,817)
Total Shareholders' Equity	$ 788,852	$ 131,606
Total Liabilities and Shareholders' Equity	$ 970,541	$ 477,561

The accompanying disclosure notes form an integral part of these financial statements

The accompanying disclosure notes form an integral part of these financial statements

AMBER OPTOELECTRONICS INC.

Condensed Consolidated Statement of Operations

For the Twelve Month Periods Ended December 31, 2008 and 2007

		31-Dec-08		31-Dec-07
Sales Revenues:	$	34,509	$	128,239
Less: Sales Returns		-		-
Less: Sales Allownaces		-		-
Total Net Sales	$	34,509	$	128,239
Cost of Sales		50,680		121,293
Gross Profit	$	(16,171)	$	6,946
Selling, General and Administrative Expenses		28,829		29,165
Income From Operations	$	(45,000)	$	(22,219)
Non-Operating Income				
Gain on Asset Disposal		-		345,953
Other Income		-		6
		-		345,959
Non-Operating Expenses				
Loss on Sales of Assets		-		3,184
		-		3,184
Net Income from Continuing Operations	$	(45,000)	$	320,556
Loss from Discontinued Operations of Mei-Pao		-		(54,126)
Gain from Settlement of Debts		-		1,020,816
Net Income Before Income Taxes		(45,000)		1,287,246
Provision For Income Taxes		-		-
Net (Loss) / Income	$	(45,000)	$	1,287,246
Other Comprehensive Income				
Foreign Currency Translation Income		37,246		46,052
Total Comprehensive Income / (Loss)	$	(7,754)	$	1,333,298
Net Income / (Loss) Per Share - Basic and Diluted	$	(0.00)	$	0.05
Weighted Average Shares Outstanding - Basic and Diluted		24,728,850		24,728,850

The accompanying disclosure notes form an integral part of these financial statements

AMBER OPTOELECTRONICS INC.
Condensed Consolidated Statements of Cash Flows
Periods Ended December 31, 2008 and 2007

	31-Dec-08	31-Dec-07
CASH FLOWS FROM OPERATING ACTIVITIES:		
Net Income	$ (45,000)	$ 1,287,246
Non-Cash Adjustments		
Common Stock Issued in Exchange for Services Rendered by Shareholders	-	570,100
Gain on Asset Disposal	-	(345,953)
Gain on Forgiveness of Debt	-	(1,020,816)
Contributed Services by Shareholders	-	(17,929)
Depreciation and Amortization Expense	12,432	3,086
Bad Debt Expense	-	-
Changes in Operating Assets and Liabilities		
Prepaid Expenses	-	1,375
Accounts Payable & Accrued Liabilities	(10,420)	192,108
Inventories	(38,964)	-
Other Current Assets	(474)	(6,931)
Deferred Costs	-	14,658
NET CASH FLOWS FROM OPERATING ACTIVITIES	$ (82,426)	$ 676,945
CASH FLOWS FROM INVESTING ACTIVITIES:		
Investment in Capital Assets	-	(55,000)
NET CASH FROM INVESTING ACTIVITIES	$ -	$ (55,000)
CASH FLOWS FROM FINANCING ACTIVITIES:		
Settlement from Vendors' Debt	-	(204,076)
Increase From /(Repayment To) Shareholders	35,831	(459,521)
NET CASH FLOWS FROM FINANCING ACTIVITIES	$ 35,831	$ (663,597)
NET CHANGE IN CASH AND CASH EQUIVALENTS	$ (46,595)	$ (41,652)
EFFECT OF EXCHANGE RATE CHANGES ON CASH AND CASH EQUIVALENTS	$ 37,246	$ 46,052
NET CHANGE IN CASH AND CASH EQUIVALENTS	(9,349)	4,400
CASH AND CASH EQUIVALENTS, BEGINNING OF PERIOD	10,172	5,772
CASH AND CASH EQUIVALENTS, END OF PERIOD	$ 823	$ 10,172

	31-Dec-08	31-Dec-07
SUPPLEMENTAL DISCLOSURES		
Interest Paid	$ -	$ -
Income Taxes Paid	-	-
NON-CASH INVESTING AND FINANCING ACTIVITIES:		
Contributed Assets by Shareholders at Cost	$ 630,000	-
Exchange of Inventories for Moulds	$ (230,000)	$ -
Settlement with Customers with Inventories	-	(747,567)
Repayment of Bank Indebtedness with Inventories	-	(298,248)
Partial Settlement with Shareholders with Inventories	(154,677)	(120,980)

The accompanying disclosure notes form an integral part of these financial statements

AMBER OPTOELECTRONICS INC.

Notes to Financial Statements

For The Years Ended December 31, 2008 and 2007

1)

LIQUIDITY AND MANAGEMENT’S PLANS

The accompanying consolidated financial statements have been prepared in conformity with accounting principles generally accepted in the United States of America, which contemplate continuation of the Company as a going concern. The Company has not generated significant revenues from operations and has no assurance of any future revenues. The Company incurred a net loss of $45,000 during the year ended December 31, 2008. In addition, the Company has an accumulated deficit of $126,817 as of December 31, 2008.  These factors, among others, raise substantial doubt about the Company’s ability to continue as a going concern.

The Company’s success is dependent upon numerous items, certain of which are the successful growth of revenues from its products, its ability to obtain new customers in order to achieve levels of revenue adequate to support the Company’s current and future cost structure, and its success in obtaining financing for operations, for which there is no assurance. Unanticipated problems, expenses, and delays are frequently encountered in establishing and maintaining profitable operations. These include, but are not limited to, technical difficulties, market acceptance, and sales and marketing. The failure of the Company to meet any of these conditions could have a materially adverse effect on the Company and may force the Company to reduce or curtail operations. No assurance can be given that the Company can achieve or maintain profitable operations. The Company’s management recognizes that the Company must obtain additional capital for the eventual achievement of sustained profitable operations. Management’s plans include obtaining additional capital through equity financing sources. However, no assurance can be given that additional capital, if needed, will be available when required or upon terms acceptable to the Company.  The accompanying consolidated financial statements do not include any adjustments that might result from the outcome of this uncertainty.

2)

REPORTING ENTITY AND ITS BUSINESS SCOPE

Amber Optoelectronics Co. Ltd. (“the Company”) was incorporated in August, 2006, as a company limited by shares     under the law of the Republic of China (“R.O.C.”).  As of December 31, 2007, the Company registered its capital and issued 24,728,500 shares at par of $0.001, totalling $24,729. On July 9, 2007, Amber in Taiwan recapitalized through a reverse acquisition of Amber Optoelectronics Inc.  All shares and per share amounts have been restated to reflect the reverse acquisition. As Amber in Taiwan is the only operating subsidiary with control over its operating and financial policies, the accompanying financial statements have been consolidated with and material inter-company accounts and transactions eliminated. The Company is engaged in the sale of electronics, electronic materials and information software.

3)

SIGNIFICANT ACCOUNTING POLICIES

a)

Principles of Consolidation

The consolidated financial statements include the accounts of Amber Optoelectronics Co. Ltd., its majority owned subsidiary. All significant inter-company balances and transactions have been eliminated in consolidation.

b)

Use of Estimates

The preparation of these financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of consolidated financial statements, and the reported amounts of revenues and expenses during the reporting period.  Actual results could differ from those estimates.

c)

Cash and Cash Equivalents

Cash and cash equivalents include time deposits, certificates of deposit, petty cash, bank deposit, treasury bills purchased with a maturity of three months or less, negotiable certificate of deposit, commercial papers, etc., and all highly liquid debt instruments with original maturities of three months or less.

d)

Allowance for Doubtful Accounts
Allowance for doubtful accounts is provided based on the collectability, aging and quality analysis of notes and accounts receivable.

e)

Inventories
Inventories are stated at cost based on weighted average method when acquired, and stated at the lower of cost or market value.

f)

 Property, plant and equipment
Property, plant and equipment are stated at cost, and their appraisals are never valued.  Significant renewals and improvements are treated as capital expenditures.  Maintenance and repairs are charged to expense as incurred.  When property, plant and equipment are disposed of, their original cost and accumulated depreciation are written off.  Gains on the disposal of property, plant and equipment are recorded as non-operating income in the accompanying statements of income.  Losses on the disposal of property, plant and equipment are presented as expenses in the accompanying statements of income.

Interest expense related to the purchase and construction of property, plant and equipment is capitalized and included in the cost of related assets. Depreciation of property, plant and equipment is provided at the straight-line basis using the following useful lives of the respective assets:

•

Office equipment: 3~12 years

•

Other property, plant and equipment: 4~15 years

•

Machinery and equipment: 3~15 years

•

Buildings: 40 years

g)

Income Tax
The Company accounts for income taxes in accordance with Statement of Financial Accounting Standards No. 109, “Accounting for Income Tax”.  Deferred income tax liabilities are recognized for the income tax effects resulting from taxable temporary differences.  The income tax effects resulting from deductible temporary differences, operating loss carry-forwards and income tax credits are recognized as deferred income tax assets.  Valuation allowance on deferred tax assets is provided to the extent that it is more likely than not that the tax benefits will not be realized.

Tax credit related to investment in equipment that is provided based on the current period accepted method.

h)

Foreign currency transactions
The Company maintains its books and accounting records in New Taiwan Dollars (“NTD”), the currency of ROC.  The Company has adopted SFAS No. 52 “Foreign Currency Translation” in translating financial statement amounts from NTD to the Company’s reporting currency, the United States Dollars.  All assets and liabilities are translated at the current rate.  The shareholders’ equity accounts are translated at appropriate historical rate.  Revenues and expenses are translated at the weighted rates in effect on the transaction dates.

Foreign currency gains and losses, if any, are included in the consolidated statements of operations as part of net income.

i)

Financial Instruments

Statement of Financial Accounting Standards No. 107 (“SFAS 107”), Disclosures about Fair Value of Financial Instruments requires disclosure of the fair value of financial instruments held by the Company.  SFAS 107 defines the fair value of financial instruments as the amount at which the instrument could be exchanged in a current transaction between willing parties.  The carrying value of financial instruments including cash, receivables, prepaid expenses, accounts payable, bank loans and notes payable approximates their fair value at the reporting balance sheet dates due to the relatively short-term nature of these instruments.  The fair market value of long-term debt can not be determined due to a lack of comparability of similar market instruments.

j)

Advertising Costs

Advertising costs are classified as selling expenses and are expensed as incurred.

k)

Classification of Shipping and Handling Costs

Shipping costs are reflected in the statement of operations under selling expenses.  These costs relate to those costs incurred by the Company for third party shipping to our customers.

l)

Revenue Recognition / Returns

The Company recognizes revenue when the significant risks and rewards of ownership have transferred pursuant to the law of ROC, including factors such as when persuasive evidence of an arrangement exists, delivery has occurred, the sales price is fixed and determinable, sales and value-added tax laws have been complied with, and collect ability is reasonably assured.  The Company generally recognizes product sales when the product is shipped.  In the event goods are returned from a customer, revenue is reduced, and the returned goods are placed back into inventory during the period that the returned goods are received.

m)

Recently Issued Accounting Standards

In September 2006, the FASB issued SFAS No.157, “Fair Value Measurements”, which defines fair value, establishes a framework for measuring fair value in generally accepted accounting principles (GAAP), and expands disclosures about fair value measurements. On February 12, 2008, the FASB issued FASB Staff Position (FSP) No.157-2, which deferred the effective date for certain portions of SFAS No.157 related to nonrecurring measurements of non-financial assets and liabilities. The provision of SFAS No.157 will be effective for the Company’s fiscal year ended December 31, 2009.

In February 2007, the FASB issued SFAS No. 159, "The Fair Value Option for Financial Assets and Financial Liabilities-Including an Amendment of SFAS 115", which allows for the option to measure financial instruments and certain other items at fair value. Unrealized gains and losses on items for which the fair value option has been elected are reported in earnings. The adoption of SFAS No. 159 has not had a material impact on the Company's consolidated results of operations or financial position.

In December 2007, the FASB issued FASB 141(R), "Business Combinations" of which the objective is to improve the relevance, representational faithfulness, and comparability of the information that a reporting entity provides in its financial reports about a business combination and its effects. The new standard requires the acquiring entity in a business combination to recognize all (and only) the assets acquired and liabilities assumed in the transaction; establishes the acquisition-date fair value as the measurement objective for all assets acquired and liabilities assumed; and requires the acquirer to disclose to investors and other users all of the information they need to evaluate and understand the nature and financial effect of the business combination.

In December 2007, the FASB issued FASB 160 "Non controlling Interests in Consolidated Financial Statements - an amendment of ARB No.51" of which the objective is to improve the relevance, comparability, and transparency of the financial information that a reporting entity provides in its consolidated financial statements by establishing accounting and reporting standards by requiring all entities to report non controlling (minority) interests in subsidiaries in the same way - as an entity in the consolidated financial statements. Moreover, Statement 160 eliminates the diversity that currently exists in accounting for transactions between an entity and non-controlling interests by requiring they be treated as equity transactions.

Both FASB 141(R) and FASB 160 are effective for fiscal years beginning after December 15, 2008. The Company does not believe that the adoption of these standards will have any impact on its financial statements.

In December 2007, the SEC issued Staff Accounting Bulletin No. 110 (“SAB 110”). SAB 110 permits companies to continue to use the simplified method, under certain circumstances, in estimating the expected term of “plain vanilla” options beyond December 31, 2007. SAB 110 updates guidance provided in SAB 107 that previously stated that the Staff would not expect a company to use the simplified method for share option grants after December 31, 2007. Adoption of SAB 110 is not expected to have a material impact on the Company’s consolidated financial statements.

In March 2008, the FASB issued SFAS No.161, Disclosures about Derivative Instruments and Hedging Activities- an amendment of FASB statement No.133.  SFAS No.161 requires enhanced disclosures about an entity’s derivative and hedging activities and thereby improves the transparency of financial reporting. SFAS No.161 is effective for fiscal years, and interim periods within those fiscal years, beginning after November 15, 2008, with early application encouraged. As such, the Company is required to adopt these provisions at the beginning of the fiscal year ending December 31, 2009. The Company is currently evaluating the impact of SFAS No. 161 on its financial statements.

In May 2008, the Financial Accounting Standards Board issued Statement of Financial Accounting Standard (“SFAS”) No. 162, "The Hierarchy of Generally Accepted Accounting Principles”.  SFAS 162 identifies the sources of accounting principles and the framework for selecting the principles used in the preparation of financial statements of nongovernmental entities that are presented in conformity with generally accepted accounting principles (GAAP) in the United States.  SFAS 162 is effective 60 days following the SEC’s approval of the Public Company Accounting Oversight Board amendments to AU Section 411, The Meaning of Present Fairly in Conformity With Generally Accepted Accounting Principles. The Company is currently evaluating the impact of SFAS 162 on its consolidated financial statements but does not expect it to have a material effect.

In May 2008, the Financial Accounting Standards Board (“FASB”) issued Statement of Financial Accounting Standard (“SFAS”) No. 163, "Accounting for Financial Guarantee Insurance Contracts—an interpretation of FASB Statement No. 60" (“SFAS 163”).  SFAS 163 interprets Statement 60 and amends existing accounting pronouncements to clarify their application to the financial guarantee insurance contracts included within the scope of that Statement.  SFAS 163 is effective for financial statements issued for fiscal years beginning after December

15, 2008, and all interim periods within those fiscal years.  As such, the Company is required to adopt these provisions at the beginning of the fiscal year ended December 31, 2009.  The Company is currently evaluating the impact of SFAS 163 on its consolidated financial statements but does not expect it to have a material effect.

4)

CHANGES IN ACCOUNTING PRINCIPLES AND THEIR EFFECTS
There is no change in accounting principles and their effects.

5)

CONTENTS OF SIGNIFICANT ACCOUNTS

a)

Cash and cash equivalents

	Dec 31, 2008	Dec 31, 2007
Cash	$823	$10,172
Total	$823	$10,172

b)

Inventories

	Dec 31, 2008	Dec 31, 2007
Merchandise	$0	$0
Finished Goods	0	0
Raw Materials	0	345,713
Total	$0	$345.713

As of December 31, 2008 and 2007, inventories were not pledged or have insurance coverage.

c)

Other Current Assets

	Dec 31, 2008	Dec 31, 2007
Excess Value Added Tax Paid	$22,637	$22,163
Total	$22,637	$22,163

d)

Property, plant and equipment

December 31, 2008	Cost	Accumulated Depreciation	Net Book Value
Machinery equipment	$101,777	$24,938	$76,839
Transportation Equipment	3,077	1,092	1,985
Office Equipment	6,523	2,340	4,183
Dies and Moulds	230,000	0	230,000
Other Property, Plant & Equip.	10,432	3,733	6,699
Total	$351,809	$32,103	$319,706

December 31, 2007	Cost	Accumulated Depreciation	Net Book Value
Machinery equipment	$101,777	$18,649	$83,128
Transportation Equipment	3,077	556	2,521
Office Equipment	6,523	1,191	5,332
Dies and Moulds	0	0	0
Other Property, Plant & Equip.	10,432	1,900	8,532
Total	$121,809	$22,296	$99,513

The depreciation expenses were $9,807 and $3,086 for the years ended December 31, 2008 and 2007, respectively.

None of the above property, plant and equipment is pledged.

e)

License Rights

Licensed from	Dec 31, 2008	Dec 31, 2007
Jack C. Chen	$450,000	$0
Chia Sheng Hseigh	$180,000	0
Total	$630,000	$0

Jack C. Chen and Chia Sheng Hseigh transferred the license rights to the Company as contributed assets in November 2008.  The value of the license rights was recorded at costs of underlying patents including legal fees, filing fees, etc.  Management has determined the Licence Rights to have a useful life of 20 years to be amortized on a straight-line basis over this term. Amortization commenced December 1, 2008 and has been recognized for the full month of  December during the year ended December 31, 2008. The total amount amortized during the current period is $2,625.  The amortization of license rights will be $31,500 each year for the next five succeeding years from 2009 through 2013.

f)

Short-term Borrowings

	Dec 31, 2008	Dec 31, 2007
Short-Term Loans	$0	$0
Total	$0	$0

Due to an employee theft, the Yixiang subsidiary became insolvent and management was forced to liquidate all of its remaining assets and reach settlement agreements with the bank and customers. The company recognized a gain on the settlement of debt in the amount of $1,020,816 and was legally released from any and remaining obligations by the creditors.

g)

Long-term Debt

Dec 31, 2008 Dec 31, 2007 Long-term notes payable $0 $0 Total $0 $0

Long-term loans in Hua Nan Bank

Period: September 30, 2005 ~ September 27, 2010

Interest rates: 5.00%

Terms of payment: 5 years, 60 periods

h)

Capital Stock

Date	Content	Amount of Capital Increase	Amount of Capital
Dec 31, 2006	Established	$0	$9,000
Dec 31, 2007	Increase at cash	$15,729	$24,729
Dec 31, 2008	Established	$0	$24,729

As of December 31, 2008, the capital and issued capital amounted to $24,729 in total and issued 24,728,850 shares at par of $0.001.

i)

Legal reserve, unappropriated earnings and dividend policy

The Company’s articles of incorporation stipulate that the current year’s earnings, if any, shall be distributed in the following order:

a. Payment of all taxes and dues;

b. Offset prior year’s operation losses;

c. Set aside 10% of the remaining amount after deducting items a and b as a legal reserve;

d. Set aside 10% of the remaining amount after deducting items a, b and c as dividends for stockholders.

e. After distributing items a, b, c and d above from the current year’s earning, any portion of the remaining amount is allocated as follows: 0.01% as employees’ bonus; and 99.99% as stockholder’s dividends.

j)

Income Tax

The Company’s subsidiary in Taiwan is subject to local income taxes at applicable tax rates on the taxable income as reported in their Taiwan statutory financial statements.

	Dec 31, 2008	Dec 31, 2007
Statutory Tax Rate	25%	25%
Tax Concessions	0%	0%
Effective Tax Rate	25%	25%

No income tax expense was booked for the year ended December 31, 2008 due to net operating loss carry-forward from the year 2007.

k)

Operating expenses

DESCRIPTION	Dec 31,2008	Dec 31, 2007
Payroll expense	$12,653	$20,532
Rent expense	544	553
Office supplies	-	36
Postage	-	481
Entertainment	-	467
Depreciation expense	9,807	3,086
Amortization expense	2,625	-
Meals	-	2,378
Transfer agent fees	3,200	-
Other expenses	-	1,632
Total	$28,829	$29,165

l)

Transactions with Related Parties

i)

Names and relationship:

Name	Relationship to the Company
Jin-Wan Chen	A production manager in Taiwan
Chao-Wen Cheng	A supervisor of the Company

ii)

Significant transactions with relates parties:

The following related parties advance the interest-free funds to the operating Subsidiary in Taiwan as follows:

2008
Name	Maximum Balance	Date	Ended Balance
Jin-Wan Chen	$0	December 31	$0
Chao-Wen Cheng	$0	December 31	$0
2007
Name	Maximum Balance	Date	Ended Balance
Jin-Wan Chen	$153,846	December 31	$153,846
Chao-Wen Cheng	$0	December 31	$0

m)

Commitments and Contingencies

As of December 31, 2008, there is no significant commitment or contingency.

Financial Statements of

AMBER OPTOELECTRONICS INC.

March 31, 2009

AMBER OPTOELECTRONICS INC.
Condensed Consolidated Balance Sheets
Periods Ended March 31, 2009 and December 31, 2008

	31-Mar-09 (Unaudited)	31-Dec-08 (Audited)
ASSETS		
Current Assets		
Cash and Cash Equivalents	$ 823	$ 823
Inventories	-	-
Other Current Assets	22,637	22,637
Total Current Assets	$ 23,460	$ 23,460
Property and Equipment - Net of Accumulated Depreciation	303,721	319,706
License Rights	619,500	627,375
Total Assets	$ 946,681	$ 970,541
LIABILITIES AND SHAREHOLDERS' EQUITY		
Current Liabilities		
Due To Shareholders	-	-
Accounts Payable And Accrued Liabilities	182,489	181,689
Total Current Liabilities	$ 182,489	$ 181,689
Other Liabilities		
Long Term Debt	-	-
Total Liabilities	$ 182,489	$ 181,689
Shareholders' Equity		
Common Stock, $0.001 par value, 50 millions shares authorized 24,728,850 million issued and outstanding respectively at December 31, 2008 and December 31, 2007	24,729	24,729
Additional paid in capital	790,271	790,271
Legal Reserve	9,821	9,821
Accumulated Other Comprehensive Income	90,848	90,848
Retained Earnings / (Deficit)	(151,477)	(126,817)
Total Shareholders' Equity	$ 764,192	$ 788,852
Total Liabilities and Shareholders' Equity	$ 946,681	$ 970,541

The accompanying notes form an integral part of these financial statements.

The accompanying notes form an integral part of these financial statements.

AMBER OPTOELECTRONICS INC.
Condensed Consolidated Statements of Cash Flows
For the Three Month Periods Ended March 31, 2009 and 2008

	31-Mar-09 (Unaudited)		31-Mar-08 (Unaudited)	
CASH FLOWS FROM OPERATING ACTIVITIES:				
Net Income	$	(24,660)	$	(1,196)
Non-Cash Adjustments				
Depreciation and Amortization Expense		23,860		-
Bad Debt Expense		-		-
Changes in Operating Assets and Liabilities				
Accounts and Notes Receivable		-		-
Prepaid Expenses		-		-
Accounts Payable & Accrued Liabilities		800		-
Inventories		-		-
Other Current Assets		-		-
Deferred Costs		-		-
NET CASH FLOWS FROM OPERATING ACTIVITIES	$	-	$	(1,196)
CASH FLOWS FROM INVESTING ACTIVITIES:				
Investment in Capital Assets		-		-
Investment in License Rights		-		-
NET CASH FROM INVESTING ACTIVITIES	$	-	$	-
CASH FLOWS FROM FINANCING ACTIVITIES:				
Repayment from Bank Indebtedness		-		-
Long-Term Notes Payable		-		-
Increase (Decrease) in Common Stock		-		-
Increase (Decrease) in Legal Reserve		-		-
Increase From /(Repayment To) Shareholders		-		-
NET CASH FLOWS FROM FINANCING ACTIVITIES	$	-	$	-
NET CHANGE IN CASH AND CASH EQUIVALENTS	$	-	$	(1,196)
EFFECT OF EXCHANGE RATE CHANGES ON CASH AND CASH EQUIVALENTS	$	-	$	-
NET CHANGE IN CASH AND CASH EQUIVALENTS		-		(1,196)
CASH AND CASH EQUIVALENTS, BEGINNING OF PERIOD		823		11,368
CASH AND CASH EQUIVALENTS, END OF PERIOD	$	823	$	10,172
SUPPLEMENTAL DISCLOSURES				
Interest Paid	$	-	$	-
Income Taxes Paid		-		-
NON-CASH INVESTING AND FINANCING ACTIVITIES:				
Common Stock Issued in Exchange for Services Rendered	$	-	$	-
Contributed Assets by Shareholders		-		-

The accompanying notes form an integral part of these financial statements.

AMBER OPTOELECTRONICS INC.

NOTES TO INTERIM FINANCIAL STATEMENTS

1.  Liquidity And Management’s Plans

The accompanying consolidated financial statements have been prepared in conformity with accounting principles generally accepted in the United States of America, which contemplate continuation of the Company as a going concern. The Company has not generated revenues from operations and has no assurance of any future revenues. The Company did incur a net loss of $24,660 during the three months ended March 31, 2009. Moreover, the Company has an accumulated deficit of $151,477 at March 31, 2009.

These factors, among others, raise substantial doubt about the Company’s ability to continue as a going concern.

The Company’s success is dependent upon numerous items, certain of which are the successful growth of revenues from its products, its ability to obtain new customers in order to achieve levels of revenue adequate to support the Company’s current and future cost structure, and its success in obtaining financing for operations, for which there is no assurance. Unanticipated problems, expenses, and delays are frequently encountered in establishing and maintaining profitable operations. These include, but are not limited to, technical difficulties, market acceptance, and sales and marketing. The failure of the Company to meet any of these conditions could have a materially adverse effect on the Company and may force the Company to reduce or curtail operations. No assurance can be given that the Company can achieve or maintain profitable operations. The Company’s management recognizes that the Company must obtain additional capital for the eventual achievement of sustained profitable operations. Management’s plans include obtaining additional capital through equity financing sources. However, no assurance can be given that additional capital, if needed, will be available when required or upon terms acceptable to the Company or that the Company will be successful in its efforts to negotiate the extension of its existing debt.  The accompanying consolidated financial statements do not include any adjustments that might result from the outcome of this uncertainty.

2.  Reporting Entity And Its Business Scope

Amber Optoelectronics Inc., (the “Company”), is a Delaware corporation organized on January 5, 2007.   As of

March 31, 2009, the Company registered its capital for $24,729 and issued 24,728,850 shares at par of $0.001, totalling $24,729.

The Company is engaged in the sale of electronics, electronic materials, and information software.

It is management’s opinion that all adjustments are of normal recurring nature.  All adjustments necessary for a fair statement of the results for the interim periods have been made.

3.  Significant Accounting Policies

a. Principles of Consolidation

The consolidated financial statements include the accounts of Amber Optoelectronics Co. Ltd., its majority owned subsidiary. All significant inter-company balances and transactions have been eliminated in consolidation.

b. Use of Estimates

The preparation of these financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of consolidated financial statements, and the reported amounts of revenues and expenses during the reporting period.

c. Cash and Cash Equivalents

Cash and cash equivalents include time deposits, certificates of deposit, and all highly liquid debt instruments with original maturities of three months or less.

d. Accounts Receivable and Allowance for Doubtful Accounts

Accounts receivable are reported net of an allowance for doubtful accounts. The Company estimates the allowance based on its analysis of specific balances, taking into consideration the age of the past due account and anticipated collections resulting from legal issues. An account is considered past due after thirty (30) days from the invoice date. Based on these factors, there was an allowance for doubtful accounts of $0 and $0 at March 31, 2009 and December 31, 2008, respectively. Changes to the allowance for doubtful accounts are charged to expense and reduced by charge-offs, net of recoveries.

e. Property, Equipment, and Depreciation

Property and Equipment are presented at original cost, less accumulated depreciation.  Depreciation is computed using the declining balance at the following annual rates for the following applicable asset classes:

•

Computer Hardware

30% declining balance

•

Furniture and Equipment

20% declining balance

•

Dies and Molds

30% declining balance

•

Leasehold Improvements

straight-line over three years

The cost of significant improvements to property and equipment are capitalized. Maintenance and repairs are charged to expense as incurred.  Upon sale or retirement of property and equipment, the cost and related depreciation are eliminated from the accounts and any resulting gain or loss is recognized.

f. Income Taxes

The Company accounts for income taxes in accordance with SFAS No. 109, “Accounting for Income Taxes,” using the asset and liability approach, which requires recognition of deferred tax liabilities and assets for the expected future tax consequences of temporary differences between the carrying amounts and the tax basis of such assets and liabilities.  This method utilizes enacted statutory tax rates in effect for the year in which the temporary differences are expected to reverse and gives immediate effect to changes in income tax rates upon enactment.  Deferred tax assets are recognized, net of any valuation allowance, for temporary differences and net operating loss and tax credit carry forwards.  Deferred income tax expense represents the change in net deferred assets and liability balances.

g. Financial Instruments

The Company’s financial instruments consist of cash, accounts receivable, and accounts payable. It is management’s opinion that the Company is not exposed to significant interest or credit risks arising from these financial instruments. The fair value of these financial instruments approximates their carrying value.

h. Foreign Currency Translation

The functional currency of the Company is the local currency where the Company operates.  The financial statements of the Company have been translated into U.S. dollars in accordance with Statement of Financial Accounting Standards ("SFAS") No. 52, "Foreign Currency Translation." All balance sheet accounts have been translated using the exchange rates in effect at the balance sheet date.  The income and cash flow statements amounts have been translated using the weighted average exchange rate for the year.  Foreign currency cash flows are translated at the weighted average rate of exchange in effect during the period due to the minimal fluctuation in the currency exchange rates during the period.  Management believes that substantially the same results would be derived if foreign cash flows were translated at the rates in effect at the time of the cash flows.

Accumulated net translation adjustments have been reported separately in Other Comprehensive Loss in the financial statements.  Foreign currency translation adjustments resulted in income of $0 and $0 for the three months ending March 31, 2009 and 2008, respectively.  Foreign currency transaction gains and (losses) resulting from exchange rate fluctuations on transactions denominated in a currency other than the functional currency totaled approximately $0 and $0 in the three months ending March 31, 2009 and 2008, respectively, and are included in General and Administrative Expenses in the accompanying consolidated statement of operations.

i.   Earnings Per Share

Earnings per share of common stock are computed in accordance with SFAS No, 128, “Earnings per Share.”  Basic earnings per share are computed by dividing income or loss available to common shareholders by the weighted-average number of common shares outstanding for each period.  Diluted earnings per share are the same as basic earnings per share since no common stock equivalents were outstanding for the three months ended March 31, 2009 and 2008, respectively.

j.   Recent Accounting Pronouncements

In March 2008, the FASB issued SFAS No.161, Disclosures about Derivative Instruments and Hedging Activities - an amendment of FASB statement No.133.  SFAS No.161 requires enhanced disclosures about an entity’s derivative and hedging activities and thereby improves the transparency of financial reporting. SFAS No.161 is effective for fiscal years, and interim periods within those fiscal years, beginning after November 15, 2008, with early application encouraged.  As such, the Company is required to adopt these provisions at the beginning of the fiscal year ending December 31, 2009. The Company is currently evaluating the impact of SFAS No. 161 on its consolidated financial statements.

In May 2008, the Financial Accounting Standards Board issued Statement of Financial Accounting Standard (“SFAS”) No. 162, "The Hierarchy of Generally Accepted Accounting Principles”.  SFAS 162 identifies the sources of accounting principles and the framework for selecting the principles used in the preparation of financial statements of nongovernmental entities that are presented in conformity with generally accepted accounting principles (GAAP) in the United States.  SFAS 162 is effective 60 days following the SEC’s approval of the Public Company Accounting Oversight Board amendments to AU Section 411, The Meaning of Present Fairly in Conformity With Generally Accepted Accounting Principles. The Company is currently evaluating the impact of SFAS 162 on its consolidated financial statements but does not expect it to have a material effect.

In May 2008, the Financial Accounting Standards Board (“FASB”) issued Statement of Financial Accounting Standard (“SFAS”) No. 163, "Accounting for Financial Guarantee Insurance Contracts—an interpretation of FASB Statement No. 60" (“SFAS 163”).  SFAS 163 interprets Statement 60 and amends existing accounting pronouncements to clarify their application to the financial guarantee insurance contracts included within the scope of that Statement.  SFAS 163 is effective for financial statements issued for fiscal years beginning after December 15, 2008, and all interim periods within those fiscal years.  As such, the Company is required to adopt these provisions at the beginning of the fiscal year ended December 31, 2009.  The Company is currently evaluating the impact of SFAS 163 on its consolidated financial statements but does not expect it to have a material effect.

.  Related Party Transactions

Advances from stockholders’ are advances and payments from principal stockholders of the Company.  There were no amounts from shareholders outstanding as at March 31, 2009.

5.  Off-Balance Sheet Arrangements

At March 31, 2009, the Company has no material commitments for capital expenditure nor any transactions, obligations, and relationships that could be considered off-balance sheet arrangements.

6.  Commitments and Contingencies

As of March 31, 2009, there is no such significant commitment or contingency.

Undertakings

Subject to the terms and conditions of Section 15(d) of the Securities Exchange Act of 1934, the undersigned Registrant hereby undertakes to file with the Securities and Exchange Commission such supplementary and periodic information, documents, and reports as may be prescribed by any rule or regulation of the Commission heretofore or hereafter duly adopted pursuant to authority conferred to that section.

The undersigned registrant hereby undertakes to:

(1)   File, during any period in which we offer or sell securities, a post-effective amendment to this registration statement to:

     (i)      Include any prospectus required by section 10(a)(3) of the Securities Act;

(ii)       Reflect in the prospectus any facts or events which, individually or together, represent a fundamental change in the information in the registration statement.

(iii)     Should significant changes occur at any time during the offering period, we will file a Post-Effective Amendment to this registration statement, and if such post-effective amendment does not go effective immediately.

(2)    That, for the purpose of determining any liability under the Act, each such post-effective amendment shall be deemed to be a  new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the bona fide offering thereof.

(3)       Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of Amber Optoelectronics, Inc.  pursuant to its Articles of Incorporation or provisions of the Delaware Business Corporations Act, or otherwise, we have been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant in the successful defence of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, we will, unless in the opinion of counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question, whether or not such indemnification by us is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Mississauga, Province of Ontario, Canada on June 10, 2009.

Amber Optoelectronics, Inc.

By:              /s/

Carman McClelland,

Chief Executive Officer

In accordance with the requirements of the Securities Act of 1933, this registration statement was signed by the following persons in the capacities and on the dates stated:

                                                                                                            /s/

                                                                                      Carman McClelland

Chief Executive Officer   Dated:  June 10, 2009

                                                                                                          /s/

John Campana

President      Dated:  June 10, 2009.

                                                                                                           /s/

George Parselias

                                                                                       Secretary, Treasurer       Dated:  June 10, 2009.

Principal Accounting Officer

State of Delaware

Secretary of State

Division of Incorporations

Delivered 04:54 PM 01/05/2007

FILED 03:15 PM 01/05/2007

SAV 070016000 – 4280181 FILE

CERTIFICATE OF INCORPORATION

FIRST:  The name of this corporation shall be:  AMBER OPTOELECTRONICS, INC.

SECOND:  Its registered office in the State of Delaware is to be located at 2711 Centerville

Road, Suite 400, Wilmington, County of New Castle, Delaware, 19808.  The name of its registered agent at such address is The Company Corporation.

THIRD:  The purpose or purposes of the corporation shall be:

To engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of Delaware.

FOURTH:  The Total number of shares of stock, which this corporation is authorized to issue,

is Fifty Million (50,000,000) shares of common stock with a par value of $0.001.

FIFTH: The name and address of the incorporator is as follows:

The Company Corporation

2711 Centerville Road

Suite 400

Wilmington, Delaware 19808

SIXTH:  The Board of Directors shall have the power to adopt, amend or repeal the by-laws.

SEVENTH:  No director shall be personally liable to the Corporation or its stockholders for

monetary damages for any breach of fiduciary duty by such director as a director.   Notwithstanding

the foregoing sentence, a director shall be liable to the extent provided by applicable law, (i) for breach of the director’s duty of loyalty to the Corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law,

(iii) pursuant to Section 174 of the Delaware General Corporation Law or (iv) for any transaction from which the director derived an improper personal benefit.  No amendment to or repeal of this

Article Seventh shall apply to or have any effect on the liability or alleged liability of any director of the Corporation for or with respect to any acts or omissions of such director occurring prior to such amendment.

             IN WITNESS WHEREOF, the undersigned, being the incorporator herein before named, has executed signed and acknowledged this certificate of incorporation this 5th day of January

/S/

By: _____________________________

Name:  Sparkle Harding

Assistant Secretary

      DE BC D:CERTIFICATE OF INCORPORATION – SHORT SPECIMEN 09/00-1 (DESHORT)

Exhibit 3.2  By-laws of the Company

BYLAWS OF AMBER OPTOELECTRONICS, INC.

A Delaware Corporation

ARTICLE I—Offices

The principal office of the corporation shall be located in the State of New York in the County of  Monroe, 2541 Monroe Ave. Suite 301, Rochester, New York 14618.  The corporation may have such other offices, either within or outside the state, as the Board of Directors may designate or as the business of the corporation may require from time to time. The registered office of the corporation may be, but need not be, identical with the principal office, and the address of the registered office may be changed from time to time by the Board of Directors.

ARTICLE II—Shareholder

Section 1. Annual Meeting. The annual meeting of the shareholders shall be held at 4:00 o'clock PM. on the Third Tuesday in the month of November in each year, beginning with the year 2007. If the day fixed for the annual meeting shall be a legal holiday, such meeting shall be held on the next succeeding business day.

Section 2. Special Meetings. Special meetings of the shareholders, for any purpose, unless otherwise prescribed by statute, may be called by the president or by the Board of Directors, and shall be, called by the president at the request of the holders of not less than one-tenth 'of all the outstanding shares of the corporation, entitled to vote at the meeting.

Section 3. Place of Meeting. The Board of Directors may designate any place as the place for any annual meeting' or for any special meeting called by the Board of Directors. A waiver of notice signed by all shareholders entitled to vote at a meeting may designate anyplace as the place for such meeting. If no designation is made, or if a special meeting shall be called, otherwise than by the Board, the place of meeting shall be the registered office of the corporation.

Section 4. Notice of Meeting. Written or printed notice stating the place, day and hour of the meeting; and, in case of a special meeting, the purposes for which the meeting is called, shall be delivered not less than ten nor more than fifty days before the date of the meeting, either personally or by mail, by or at the direction of the president, or the secretary, or the officer or persons calling the meeting, to each shareholder of record entitled to vote at such meeting, except that if the authorized capital stock is to be increased at least thirty days notice shall be given. If mailed, such notice shall be deemed to be; delivered when deposited in the United States mail, addressed to the shareholder at his address as it appears on the stock transfer books of the corporation with postage thereon prepaid. If requested by the person or persons lawfully calling such meeting, the secretary shall give notice thereof at corporate expense.

Section 5. Closing of Transfer Books or Fixing of Record Date. For the purpose of determining shareholders entitled to notice of or to vote at any meeting of shareholders or any adjournment thereof, or shareholders entitled to receive payment of any dividend, or in order to make a determination of shareholders for any other proper purpose, the Board of Directors may provide that the stock transfer books shall be closed for any stated period not exceeding fifty days. If the stock transfer books shall be closed for the purpose of determining shareholders entitled to notice of or to vote at a meeting of shareholders, such books shall be closed for at least ten days immediately preceding such meeting. In lieu of closing the stock transfer books the Board of Directors may fix in advance a date as the record date for any such determination of shareholders, such date in any case to be not more than fifty days, and, in case of a meeting of shareholders, not less than ten days prior to the date on which the particular action, requiring such determination of shareholders, is to be taken. If the stock transfer books are not closed and no record date is fixed for the determination of shareholders entitled to notice of or to vote at a meeting of date on which notice of the meeting is mailed or the date on which the resolution of the Board of Directors declaring such dividend is adopted, as the case may be, shall be the record date for such determination of shareholders. When a determination in this section, such determination shall apply to any adjournment thereof except where the determination has been made through the closing of the stock transfer books and the stated period of the closing has expired.

Section 6. Voting Lists. The officer or agent having charge of the stock transfer books for shares of the company shall make, at least ten days before each meeting of shareholders, a complete list of the shareholders entitled to vote at such meeting or any adjournment thereof, arranged in alphabetical order, with the address of and the number of shares held by each. For a period of ten days prior to such meeting, this list shall be kept on file at the principal office of the company and shall be subject to inspection by any shareholder at any time during usual business hours. Such list shall also be produced and kept open at the time and place of the meeting and shall be subject original stock transfer books shall be prima facie evidence as to who are the shareholders entitled to examine such list or transfer books or to vote at any meeting of shareholders;

Section 7. Quorum. Fifty One Percent (51%) of the outstanding, shares of the company entitled to VOTE, represented in person or by proxy shall constitute a quorum at a meeting of shareholders. If less than a quorum of the outstanding shares are represented at a meeting, a majority of the shares so represented may adjourn the meeting from time to time without further notice. At such adjourned meeting at which a quorum shall be present or represented, any business may be transacted which might have been transacted at the meeting as originally notified. The shareholders present at a duly organized meeting may continue to transact business until adjournment, notwithstanding the withdrawal of enough shareholders to leave less than a quorum. If a quorum is present, the affirmative vote of a majority of the shares represented at the meeting and entitled to vote on the subject matter shall be the act of the shareholders, unless, the vote of a greater number or voting by classes is required by law or the articles of the company.

Section 8. Proxies. At all meetings of shareholders, a shareholder may vote by proxy executed in writing by the shareholder or his or her duly authorized attorney-in-fact. Such proxy shall be filed with the secretary of the company before or at the time of the meeting. No proxy shall be valid after eleven months from the date of its execution, unless otherwise provided in the proxy.

Section 9. Voting of Shares. Each outstanding share, regardless of class, shall be entitled to one vote, and each fractional share shall be entitled to corresponding fractional vote on each matter submitted to a vote at a meeting of shareholders. Cumulative voting shall not be allowed.

Section 10. Voting of Shares by certain Holders; Neither treasury shares, nor shares of its own stock held by the company in a fiduciary capacity, nor shares held by another company if a majority of the shares entitled to vote for the election of Directors of such other company is held by this company, shall be voted at any meeting or counted in determining the total number of outstanding shares at any given time.

Shares standing in the name of another company may be voted by such officer, agent or proxy as the bylaws of such company may prescribe or, in the absence of such provision, as the Board of Directors of such company may determine.

Shares held by an administrator, executor; guardian or conservator may be voted by him or her, either in person or by proxy, without a transfer of such share, into his or her name.  Shares standing in the name of a trustee may be voted by him or her, either in person or by proxy, but no trustee shall be entitled to vote shares held by him or her without a transfer of such shares into his or her name. Shares standing in the name of a receiver may be voted by such receiver, and shares held by or under the control of a receiver may be voted by such receiver without the transfer of thereof into his or her name if authority to do so be contained in an appropriate order of the court by which such receiver was appointed.

A shareholder whose shares are pledged shall be entitled to vote such shares until the shares have been transferred into the name of the pledgee, and thereafter the pledgee shall be entitled to vote the shares so transferred.

Section11. Informal Action by Shareholders. Any action required to be taken at a meeting of the shareholders, or any other action which may be taken at a meeting of the shareholders, may be taken without a meeting if a consent in writing, setting forth the action so taken, shall be signed by the number of shareholders entitled to vote with respect to the subject matter thereof. Such consent shall have the same force and effect as a vote of the shareholders.

ARTICLE 111- Board of Directors

Section 1. General Powers. The business and affairs of the company shall be managed by its Board of Directors, except as otherwise provided by statute or the articles of the company.

Section 2. Number, Tenure and Qualifications. The number of Directors of the company shall be not less than two nor more than five, unless a lesser number is allowed by statute.  Directors shall be elected at each annual meeting of shareholders. Each director shall hold office until the next annual meeting of shareholders and thereafter until his or her, successor shall have been elected and qualified.

Directors need not be residents of this state or shareholders of the company. Directors shall be removable in the manner provided by statute.

Section 3. Vacancies. Any director may resign at any time by giving written notice to the president or to the secretary of the company.  Any vacancy occurring in the Board of Directors may be filled by the affirmative vote of a majority of the remaining, Directors though not Less than a quorum. A director elected to fill a vacancy shall be elected for the un-expired term of his or her predecessor in office" Any Directorship to be filled by the affirmative vote of a majority of the Directors then in office or by an election at an annual meeting or at a special meeting of shareholders called for that purpose, and a director so chosen shall hold office for the term specified in Section 2 above.

Section 4.  Regular Meetings. A regular meeting of the Board of Directors shall be held without other notice than this bylaw immediately after and at the same place as the annual meeting of shareholders. The Board of Directors may provide by resolution the time and place for the holding of additional regular meetings, without other notice than such resolution.

Section 5.  Special Meetings. Special meetings of the Board of Directors may be called by or at the request of the president or any two Directors. The person or persons authorized to call special meetings of the Board of Directors may fix any place as the place for holding any special meeting of the Board of Directors called by them.

Section 6. Notice. Notice of any special meeting shall be given at least seven days previous thereto by written notice delivered personally or mailed to each director at his or her business address, or by notice given at least two days previously by telegraph. If mailed, such notice shall be deemed to be delivered when deposited in the United States mail so addressed, with postage thereon prepaid. If notice be given by telegram, such notice shall be deemed to be delivered when the telegram is delivered to the telegraph company. Any director may waive notice of any meeting. The attendance of a director at a meeting shall constitute a waiver of notice of such meeting, except where a director attends a meeting for the express purpose of objecting to the transaction of any business because the meeting is not lawfully called or convened. Neither the business to be trans-acted at, nor the purpose of, any regular or special meeting of the Board of Directors need be specified in the notice of waiver of notice of such meeting.

Section 7. Quorum. A majority of the number of Directors fixed by Section 2 shall constitute a quorum for the transaction of business at any meeting of the Board of Directors, but if less than such majority is present at a meeting, a majority of the Directors present may adjourn the meeting from time to time without further notice.

Section 8. Manner of Acting. The act by the majority of the Directors present at a meeting at which a quorum is present shall be the act of the Board of Directors.

Section 9. Compensation. By resolution of the Board of Directors, any director may be paid anyone or more of the following: expenses, if any, of attendance at meetings; a fixed sum for attendance at each meeting; or a stated salary as director. No such payment shall preclude any director from serving the company in any other capacity and receiving compensation therefore.

Section 10. Informal Action by Directors. Any action required or permitted to be taken at a meeting of the Directors may be taken without a meeting if a consent in writing, setting forth the action so taken, shall be signed by all of the Directors entitled to vote with respect to the subject matter thereof. Such consent shall have the same force and effect as a unanimous vote of the Directors.

ARTICLE IV - Officers and Agents.

Section 1. General. The officers of the company shall be president, one or more vice presidents, a secretary and a treasurer. The salaries of all the officers of the company shall be fixed by the Board of Directors . One person may hold any two offices, except that no person may simultaneously hold the offices of president and secretary.

Section 2. Election and Term of Office. The officers of the company shall be elected by the Board of Directors annually at the first meeting of the Board held after each annual meeting of the shareholders.

Section 3. Removal. Any officer or agent may .be removed by the Board of Directors whenever in it's judgment the best interest of the company will be served thereby.

Section 4. Vacancies. A vacancy in any office, however occurring, may be filled by the Board of Directors for the un-expired portion of the term.

Section 5. President. The president shall:

(a)  subject to the direction and supervision of the Board of Directors, be the chief executive officer of the company;

(b)  shall have general and active control of its affairs and business and general supervision of its officers, agents and employees; and

(c) the president shall have custody of the treasurer's bond, if any.

Section 6. Vice Presidents. The vice presidents shall:

(a)  assist the president, and

(b)  shall perform such duties as may be assigned to them by the president or by the Board of Directors.

Section 7. Secretary. The secretary shall:

(a)  keep the minutes of the proceedings of the shareholders and the Board of Directors';

(b)  see that all notices are duly given in accordance with the provisions of these bylaws or as required by law;

(c)  be custodian of the corporate records and of the seal of the company and affix the seal to all documents when authorized by the Board of Directors;

(d)  keep at its registered office or principal place of business a record containing the names and addresses of all shareholders and the number and class of shares held by each, unless such a record shall be kept at the office of the company's transfer agent or registrar;

(e) sign with the president, or a vice president, certificates for shares of the company, the issuance of which shall have been authorized by resolution of the Board of Directors;

(f) have general charge of the stock transfer books of the company, unless the company has a transfer agent; and

(g) in general, perform all duties incident to the office as secretary and such other duties as from time to time may be assigned to HIM or her by the president or by the Board of Directors.

Section 8. Treasurer. The treasurer shall:

(a  be the principal financial officer of the company;

(b) perform all other duties incident to the office of the treasurer and, upon request of the Board, shall make such reports to it as may be required at any time;

(c) be the principal accounting officer of the company; and

(d) have such other powers and perform such other duties as may be from time to time prescribed by the. Board of Directors or the president;

ARTICLE V - Stock

Section 1. Certificates. The shares of stock shall be represented by consecutively numbered certificates signed in the name of the company by its president or a vice president and the secretary, and shall be sealed with the seal of the company, or with a facsimile thereof. No certificate shall be issued until the shares represented thereby are fully paid.

Section 2. Consideration for Shares, Shares shall be issued for such consideration, expressed in dollars (but not less than the par value thereof, if any) as shall be fixed from time to time by the Board of Directors. Such consideration may consist, in whole or in part of money, other property, tangible or intangible, or in labor or services actually performed for the company, but neither promissory notes nor future services shall constitute payment or part payment for shares.

Section 3. Transfer of Shares. Upon surrender to the company or to a transfer agent of the company of a certificate of stock duly endorsed or accompanied by proper evidence of succession, assignment or authority to transfer, and such documentary stamps as may be required by law, it shall be the duty of the: company to issue a new certificate to the person entitled, thereto, and cancel the old certificate. Every such transfer of stock shall be entered on the stock book of the company which shall be kept at its principal office, or by its registrar duly appointed.

Section 4. Transfer Agents, Registrars and Paying Agents. The Board may at its discretion appoint one or more transfer agents,, registrars and agents for making payment upon any class of stock, bond, debenture or other security of the company.

ARTICLE VI: Indemnification of Officers and Directors

Each director and officer of this company shall be indemnified by the company against all costs and expenses actually and necessarily incurred by him or her in connection with the defense of any action, suit or proceeding in which he or she may be involved or to which he or she maybe made a party by reason of his or her being or he or she shall be finally adjudged in such action, suit or proceeding to be liable for negligence or misconduct in the performance of duty.

ARTICLE VlI:  Miscellaneous.

Section 1. Waivers of Notice. Whenever notice is required by law, by the articles of incompany or by these bylaws, a waiver thereof in writing signed by the director, shareholder or other person entitled to said notice, whether before or after the time stated therein, or his or her appearance at such meeting in person or (in the case of a shareholders meeting) by proxy, shall be equivalent to such notice.

Section 2. Fiscal Year. The fiscal year of the company shall be as established by the Board of Directors.

Section 3. Amendments. The Board of Directors shall have power to make, amend and repeal the bylaws of the company at any regular meeting of the Board or at any special meeting the purpose.

APPROVED:

DATED:  January 8, 2007

            /S/

__________________________

Director:  Shirley Diamond

/S/

__________________________

Director:  Morris Diamond

5.1 Opinion of Counsel

Law Offices Of

RICHARD S. LANE

200 East 71st Street

Suite 7C

New York, NY 10021

Phone (212) 737-8454 Fax (212) 737-3259

E-Mail: RSLane09@aol.com

June 10, 2009

Mr. John Campana, President

Amber Optoelectronics, Inc.

2283 Argentia Road, Unit 10, Box 8

Mississauga ON

L5N 5Z2, Canada

RE: Pre-Effective Amendment #15 regarding Amber Optoelectronics, Inc. S-1/A, file # 333-147225

Dear Mr. Campana,

I have acted as counsel for Amber Optoelectronics (the "Company"), in connection with the preparation and filing of the Company's Registration statement on Form S-1/A under the Securities Act of 1933, as amended, (the "Registration Statement"), relating to the 24,728,850  shares of the Company's common stock, $.001 par value, (the "Common Stock"). In addition to the foregoing, I have reviewed the appropriate sections of the General Corporation Law of the state of Delaware, the state in which Amber Optoelectronics, Inc. is incorporated.

I have examined the Certificate of Incorporation, and the By-Laws of the Company, the Registration Statement and originals, or copies certified to my satisfaction, of such records and meetings, written actions in lieu of meetings, or resolutions adopted at meetings, of the directors of the Company, and such other documents and instruments as in my judgment are necessary or appropriate to enable me to render the opinion expressed below.

Based on the foregoing examination, I am of the opinion that all of the shares of Common Stock registered under the above Registration Statement are duly authorized, were validly issued, fully paid and non-assessable.

I hereby consent to the filing of this opinion as an exhibit to Pre-Effective Amendment # 15.  In addition, I hereby consent to the use of the reference to “Counsel to the Company” in the paragraph titled “Legal Proceedings.”

Very truly yours,

 /S/

Richard S. Lane

RSL:ai

Exhibit 10.1  Amber Optoelectronics – Licensing Rights

Note:  This agreement originated as a Chinese and English document.  For EDGAR purposes the English text version is being filed. The Chinese text is available and will be provided upon request.

LICENSING RIGHTS

Covering the following Registered Patents;

Name of Patents	Patent Number	Date registered	Place registered	Country of patent	Patent holder
Light Source Device of Side Emitting Back Light Module	M305912	2/1/2007	Rep. of China	Taiwan, China, Japan, Korea	Yeh-He Lo
Light Source Device of Backlight Module	M305911	2/1/2007	Rep. of China	Taiwan, China, Japan, Korea	Yeh-He Lo
Light Guide Plate	M300824	11/11/2006	Rep. of China	Taiwan, China	Yeh-He Lo
TV Reception modular Device	M298295	9/21/2006	Rep. of China	Taiwan, Spain, China, France, Germany	Yi-Hsiang
Connecting device between Back -lighting bulb and wire	M298070	9/21/2005	Rep. of China	Taiwan, China, Japan, Korea	Yi-Hsiang
Side-Emitting light source for Back -lighting module	#95216477	9/15/2006	Rep. of China	Taiwan, China, Japan, Korea	Yi-Hsiang Yi-Hs

In consideration and the sum of $2.00 and conditions set forth herein Yeh-He Lo and Yi-Hsiang, Grants Exclusively to the undersigned the Rights to utilize the technology so described in the above stated patents.

Exclusive Production And Distribution Rights Are Granted To:

AMBER OPTOELECTRONICS INC.

2283 Argentia Road, Unit 10, P.O. Box 8

Mississauga, Ontario Canada  L5N 5Z2

Territory:

Canada, China, United States of  America,  Mexico, Egypt, El Salvador, Estonia, Finland, France, Germany, Greece, Guatemala, Haiti, Hong Kong, Hungary, India, Indonesia, Iran Ireland, Israel, Italy, Japan, Korea (South), Latvia, Lebanon, Malaysia, Moldova, Morocco, Netherlands, New Zealand, Norway, Pakistan, Panama, Peru, Poland, Portugal, Romania, Saudi Arabia, Singapore, Slovak, Slovenia, South Africa, Spain, Sri Lanka, Sudan, Sweden, Switzerland, Taiwan, Thailand, Tunisia, Turkey, United Arab Emirates, United Kingdom, Venezuela, Yugoslavia.

Conditions:

Under this License, the licensor, within twelve months or less proceed to produce the products.Upon the establishment of the production plant and the commencement of operation, The Patent Holders, or upon their demise, their heirs or Estate shall receive as a Royalty Payment the sum of  Two (2) Percent of the  Net Profit of each item marketed using this technology. Royalty or Licensing Fee

Payment  is payable on all material processed and shipped to end user. The calculation of payment due shall be taken on a quarterly basis and payment to be made within 30 days without exception.

This Licensing agreement shall be governed by the Laws of Taiwan and

Signed, Sealed, Witnessed and Accepted: this 7th day of January 2007.

Yeh-He Lo

___/S/_____

_____________________

Patent Holder

Jia Jun Chen

   Amber Optoelectronics Inc.

___/S/___

/S/

____________________

                 ______________________

Patent Holder

   George Parselias,

   Secretary/Treasurer/Director/

Chih Chi  Cheng

___/S___

_____________________

Witness

10.2  Amber Optoelectronics – Licensing Rights – Territory Modification

AMBER OPTOELECTRONICS INC.

March 25, 2008

Mr. Yeh-He Lo

Mr. Jia Jun Chen

2nd Floor, 104-9

Chung Lin Road

Xin Zhuang, Taipai

Taiwan

SENT VIA FAX

Dear Sirs,

Due to recent comments from the attorneys for the United States Securities and Exchange Commission concerning state sponsored terrorism, we are hereby requesting the cancellation of the “Territory” countries paragraph, as it is listed in its current form inside the licensing rights agreement, and replacing the list to include only the following countries as specific below;

China, Taiwan, Japan, South Korea, Philippines, USA, Canada, and the countries that form part of the European Union.

Kindly forward the revised and signed agreement to us as soon as it is completed.  We will return our signed version if all is correct as explained above.

We appreciate your understanding in this manner and thank you in advance for your prompt response.

Yours very truly,

/S/

John Campana

President

2283 Argentia Rd. Unit 10, Box 8, Mississauga, Ontario L5N 5Z2

Telephone ~ 905.824.5306     Fax ~ 780.665.6194

10.21  Amber Optoelectronics – Licensing Rights – Territory Confirmation

Mr. Campana as to your letter dated March 25, 2008 we have agreed to the changes you have requested. We have made no further changes on our part. Kindly attach this letter to the original agreement.  If this does not fit we will have our son prepare a new document and he will send to you.

Signed, Sealed, Witnessed and Accepted: this 29th day of March 2008

Yeh-He Lo

/S/

_____________________

Patent Holder

Jia Jun Chen

/S/

_____________________

Patent Holder

Chih Chi  Cheng

/S/

_____________________

Witness

10.3  Visionary Investment Group Inc. – Consultant’s Agreement

VISIONARY INVESTMENT GROUP INC.

4631 Heritage Hills Blvd., Mississauga, Ontario, Canada L5R1N4

TEL: (416) 524-5088         E-Mail: visionary000@sympatico.ca

PRODUCT AWARENESS AGREEMENT

This will confirm the agreement between VISIONARY INVESTMENT GROUP INC. (hereinafter referred to as (VIGI) and Amber Optoelectronics Inc. . (hereinafter referred to as (Amber) pursuant to which VIGI agrees to provide product awareness assistance on behalf of Amber, effective as of the signing date hereto;

The terms and conditions of the agreement are as follows.

1. VIGI agrees that they will:

(a)  Conduct day-to-day introductions regarding the Amber line of products to corporate manufacturers of electronic devices.

(b)   Assist in distributing all product information, brochures and schematics as requested by potential  customers.

2. As compensation for the services to be provided by VIGI to Amber pursuant to Section 1, Amber agrees to pay to VIGI a monthly retainer of $5,000.00 in US Dollars for a period of twelve months.

3, Amber will reimburse VIGI for all day to day out-of-pocket expenses incurred in connection with the performance of the services rendered by VIGI thereunder.  Such expenses shall be billed by VIGI on a periodic basis and paid by Amber upon receipt of such invoices.  Out-of-Pocket expenses shall include, but not be limited to, all travel and courier expenses and any such reasonable expenses pertaining to the advancement of the product line.  Expense amounts greater than $500.00 is to be submitted in written format to Amber for approval, prior to the expenditure.

4. This agreement shall commence on the signing of this agreement and shall continue unless terminated by Amber or VIGI on not less than Thirty (30) days written notice. VIGI shall be entitled to all fees and disbursements up to the end of the notice period.

5. This Agreement may not be amended or modified except in writing nor may it be assigned without the prior consent of each party in writing. This Agreement represents the entire understanding between both parties, and all prior discussions and negotiations are merged into it.

This Agreement shall be governed by and construed in accordance with the laws of the Province of Ontario and the Federal Laws of Canada applicable therein.

The foregoing correctly sets out our Agreement and Contract and this shall constitute a binding agreement between all parties.

Signed, Sealed and Accepted in Mississauga, Ontario, Canada, this 9th day of January, 2007.

AMBER OPTOELECTRONICS INC.

VISIONARY INVESTMENT GROUP INC.

/S/

/S/

_______________________________

________________________________

John Campana, President

Lawrence Lilly, President.

Authorized to bind the company

10.4  Independent Auditors Consent

INDEPENDENT AUDITORS’ CONSENT

To the Board of Directors

  and Stockholders

Amber Optoelectronics Inc.

Delaware

We consent to the use in this Registration Statement of Amber Optoelectronics Inc. on the Amendment No. 15 to Form S-1 of our report dated June 5, 2009, on the consolidated balance sheets of Amber Optoelectronics Inc. as of December 31, 2008 and 2007, and the consolidated statements of stockholders’ equity, operations and cash flows for the years then ended, and to the reference to us under the heading "Experts" in the Prospectus, which is a part of this Registration Statement.

/s/ Rotenberg & Co. LLP

Rotenberg & Co., LLP

Rochester, New York

  June 9, 2009

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